Filed Pursuant to Rule 424(b)(4)
Registration No. 333-159748

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 4, 2009)

$5,040,000,000

Weyerhaeuser Company

Common Shares

On July 11, 2010, we declared a special dividend of $5.6 billion payable to shareholders of record as of the close of business on July 22, 2010. We expect to pay this special dividend on September 1, 2010. Shareholders will have the option to elect to receive the special dividend in cash or common shares, as described in more detail below. We will limit the amount of cash payable to shareholders, however, to 10% of the total value of the special dividend (other than cash payable in lieu of fractional shares). If the aggregate amount of shareholder cash elections exceeds 10% of the total value of the special dividend, the cash payments in excess of 10% will be prorated as described in more detail on page S-5 of this prospectus supplement.

Our common shares are listed on the New York Stock Exchange under the symbol “WY.” The value per common share for purposes of the dividend will be the average closing price per share of our common shares on the New York Stock Exchange on the three trading days following the date the election forms are due.

The total number of shares that we will issue in connection with the special dividend will be determined by dividing (1) the aggregate value of the special dividend ($5.6 billion), less the total amount of cash to be paid as part of the special dividend (approximately $560 million; which we expect will result in a total value of common shares to be issued of approximately $5.04 billion), by (2) the average closing price per share of our common shares on the New York Stock Exchange on the three trading days following the date the election forms are due. Based on a price of $ 35.84 per share of our common shares (the closing price per common share on July 9, 2010) we estimate that approximately 538 million common shares will be issued in the special dividend or approximately 2.54 shares for each outstanding common share.

To make your election, complete and sign the enclosed election form and deliver it to BNY Mellon, our transfer agent, no later than 5:00 P.M. Eastern Time on August 23, 2010. You may change your election by delivering a new, properly completed election form bearing a later date than your previously submitted election form to our transfer agent by 5 P.M. Eastern Time on August 23, 2010.

If you fail to make a timely election you will receive your special dividend in common shares (and cash in lieu of any fractional share).

Before completing your election form, you should carefully consider each of the factors described under “Risk Factors” beginning on page S-3 of this prospectus supplement and the risk factors described in our annual report on Form 10-K for the period ended December 31, 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of the Prospectus Supplement is July 13, 2010.

Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to give you different or additional information. You should not assume that the information in this prospectus supplement and the accompany prospectus is accurate as of any date after their respective dates.

In this prospectus supplement, references to “Weyerhaeuser,” “Company, “ “we,” “our” and “us” mean Weyerhaeuser Company including, unless the context otherwise requires or otherwise expressly stated, its subsidiaries, except that those terms when used under the section captioned “Special Notice Regarding Forward-Looking Statements” include its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus or the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before making your election decision regarding the special dividend. Before you make your election decision, you should read carefully this entire prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, including the “Risk Factors” section included in this prospectus supplement and our consolidated financial statements and related notes. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Weyerhaeuser Company

Weyerhaeuser Company was incorporated in the state of Washington in January 1900 as Weyerhaeuser Timber Company. We are principally engaged in the growing and harvesting of timber and the manufacture, distribution and sale of forest products, real estate development and construction, and other real estate related activities.

We have announced that we intend to elect to be treated as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended. For the Company to be eligible to elect REIT status for fiscal 2010 for federal income tax purposes, we must distribute to our shareholders, on or before December 31, 2010, our previously undistributed earnings and profits, which we refer to in this prospectus supplement as our E&P, attributable to taxable periods ending prior to January 1, 2010. The special dividend will fully distribute our E&P. The Board of Directors reserves the right even after we distribute the special dividend, to elect not to convert to a REIT for fiscal 2010 if it determines that, based on developments that currently cannot be foreseen, such as a change in tax law, it is in the best interest of the Company and our shareholders to not elect REIT status.

The mailing address of our principal executive offices is 33663 Weyerhaeuser Way South, Federal Way, Washington 98003 and the telephone number of our principal executive offices is (253) 924-2345.

The Special Dividend

On July 11, 2010, we declared a special dividend of $5.6 billion payable to shareholders of record as of the close of business on July 22, 2010. We expect to pay this special dividend on September 1, 2010. Shareholders who own our common shares at the close of business on the record date will have the option to elect to receive the special dividend in cash or common shares. However, we will limit the amount of cash payable to shareholders to 10% of the total value of the special dividend (other than cash payable in lieu of fractional shares). In addition, the number of common shares a shareholder may receive in the special dividend may be limited by the ownership limitations in our Articles of Incorporation.

We intend that the dividend will be treated as a taxable dividend to our shareholders for 2010 federal income tax purposes, without regard to form of payment.

The Election

Shareholders entitled to the special dividend have the option to elect to receive the special dividend in the form of cash or common shares.

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Cash Election. We will issue up to $560 million, or 10% of the total value of the special dividend, in cash to shareholders who elect to receive the special dividend in cash. If you elect to receive your dividend in cash and the total amount of cash payments to all shareholders who elect to be paid in cash exceeds 10% of the total value of the special dividend, you will receive a portion (but not less than 10%) in cash, and the remaining portion in common shares. The number of common shares you receive will be determined by dividing (1) the value of your dividend not paid in cash, by (2) the average closing price per share of our common shares on the New York Stock Exchange on the three trading days following the date the election forms are due.

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Common Shares Election. If you elect to receive the special dividend in the form of common shares, you will receive a whole number of shares, plus cash in lieu of any fractional share. The number of common shares you receive will be determined by dividing (1) the value of your dividend, by (2) the average closing price per share of our common shares on the New York Stock Exchange on the three trading days following the date the election forms are due.

Completed election forms are due by 5:00 P.M. Eastern Time on August 23, 2010. Shareholders’ elections are revocable only prior to 5 P.M. Eastern Time on August 23, 2010. If you do not return a properly completed election form by this time, you will receive your special dividend in common shares (and cash in lieu of any fractional share), subject to the ownership limitations in our Articles of Incorporation.

RISK FACTORS

Electing to receive our common shares in connection with the special dividend involves risks. You should carefully consider the risks described below and under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this prospectus supplement. You also should consider the other risks and uncertainties discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference. Those risks and uncertainties are not the only ones we face.

In the event of developments that currently cannot be foreseen, such as a change in tax law, our Board of Directors may elect not to convert to a REIT for fiscal 2010, even after we distribute the special dividend.

We have previously announced that we intend to elect to be treated as a “real estate investment trust,” or “REIT,” under the Internal Revenue Code of 1986, as amended, or the “Code.” To elect REIT status the Company is required to distribute to shareholders its accumulated E&P in a special dividend during the fiscal year for which REIT status is elected. The special dividend fully distributes our E&P. The Board of Directors reserves the right, even after we distribute the special dividend, to elect not to convert to a REIT for fiscal 2010 if the Board of Directors determines that, based on developments that currently cannot be foreseen, such as a change in tax law, it is in the best interest of the Company and our shareholders to not elect REIT status.

If our stock price dramatically decreases prior to our distribution of the special dividend, we may distribute preference shares or depositary shares in addition to common shares to fully distribute our special dividend.

We expect that our stock price will decrease on the ex-dividend date to reflect the special dividend. If a material adverse event occurs after the dividend declaration date that materially adversely affects the price per share of the Company’s common shares, the Company may not have sufficient authorized common shares to fully distribute the special dividend. The number of shares that must be issued to equal a value of $5.04 billion is calculated based on the average closing price per share of our common shares on the New York Stock Exchange on the three trading days following the date the election forms are due. The number of shares to be issued is very sensitive to the per-share price as of the valuation dates. At an average closing price of $13 per share, the Company would be required to issue approximately 388 million shares. At $10 per share, the number of shares required would be approximately 504 million shares. At $5 per share, the number of shares required would be approximately 1,008 million shares.

In the event the Company does not have sufficient authorized common shares to fully distribute the special dividend, the Board could authorize the Company to issue the maximum number of authorized common shares and cash up to 10% of the total value of the special dividend, plus additional securities, such as preference shares, which may be issued in the form of depositary shares, designed to represent and be convertible into our common shares, to fully distribute special dividend. These securities would be designated to have rights and preferences generally similar to those of our common shares and to trade at generally the same value as our common shares. We anticipate, however, that these securities would trade separately from our common shares, therefore they may be valued differently by the market.

In the event the Company issues preference shares to fully distribute the special dividend, the Company would undertake to call a special meeting of shareholders to request approval of an amendment to the Company’s Articles of Incorporation to further increase the number of authorized common shares to permit the conversion of these additional securities into common shares. In the event shareholders did not approve an amendment to the Company’s Articles of Incorporation to increase the authorized shares to the number required to fully distribute the special dividend, the preference shares would remain outstanding.

THE SPECIAL DIVIDEND

On July 11, 2010, our Board of Directors declared a special dividend of $5.6 billion payable to shareholders of record as of the close of business on July 22, 2010 in connection with our planned conversion to a real estate investment trust, or REIT. We expect to pay this special dividend on September 1, 2010. For the Company to be eligible to elect REIT status for fiscal 2010 for federal income tax purposes, we must distribute to our shareholders, on or before December 31, 2010, our previously undistributed E&P attributable to taxable periods ending prior to January 1, 2010. The special dividend is intended to satisfy this requirement. The aggregate value of the special dividend may include additional amounts in excess of our E&P. We intend that the dividend will be treated as a taxable dividend to our shareholders for 2010 federal income tax purposes, without regard to form of payment.

The total value of the special dividend is $5.6 billion, which we currently estimate will be sufficient to fully distribute our E&P. You will have the right to elect to be paid the special dividend in cash or in common shares. We will limit the amount of cash payable to shareholders in the special dividend, however, to 10% of the total value of the special dividend. If the aggregate amount of shareholder cash elections exceeds 10% of the total value of the special dividend, cash payments in excess of 10% will be prorated. As a result, if you choose to be paid the special dividend in cash and the total amount of cash payments to all shareholders who elect to be paid in cash exceeds 10% of the total value of the special dividend, you will not receive your entire dividend in the form of cash. Instead, you will receive a portion, but not less than 10% in cash, and the remaining portion in common shares. The number of shares you will receive will be based on the average closing price per common share on the New York Stock Exchange on the three trading days following the date the election forms are due.

The balance of the special dividend, or approximately $5.04 billion, will be in the form of Weyerhaeuser common shares. The total number of our common shares to be issued in the special dividend will be determined by dividing $5.04 billion by the average closing price per share of our common shares on the New York Stock Exchange on the three trading days following the date the election forms are due. Based on a price of $35.84 per common share (the closing price per common share on July 9, 2010), and assuming that $560 million of the special dividend will be paid in cash, we estimate that approximately 538 million shares will be issued in the special dividend or approximately 2.54 shares for each outstanding common share. The actual number of shares issued will depend on the share price of the Company’s common shares on the valuation dates and could vary substantially from this estimate. All common shares issued in connection with the special dividend will be issued in book-entry form.

We intend to elect to be treated as a REIT for tax purposes; however, the Board of Directors reserves the right, even after we have distributed the special dividend, to elect not to convert to a REIT for fiscal 2010 if the Board of Directors determines that, based on developments that currently cannot be foreseen, such as a change in tax law, it is in the best interest of the Company and our shareholders to not elect REIT status.

In the event the Company does not have sufficient authorized common shares to fully distribute the special dividend, the Board could authorize the Company to issue the maximum number of authorized shares of common stock and cash up to 10% of the total value of the special dividend, plus additional securities, designed to represent and be convertible into our common shares, in order to fully distribute special dividend. The Company would undertake to call a special meeting of shareholders to request approval of an amendment to the Company’s Articles of Incorporation to further increase the number of authorized common shares to permit the conversion of these additional securities into common shares. The Board also reserves the right at its sole discretion to issue additional cash to fully distribute the special dividend.

THE ELECTION

Shareholders entitled to the special dividend will have the option to elect to receive the special dividend in the form of cash or common shares. We have enclosed an election form with this prospectus supplement so that you can inform us whether you want to receive your special dividend in cash or common shares.

Once made, shareholders’ elections are revocable by returning a new, properly completed election form prior to 5 P.M. Eastern Time on August 23, 2010. After that time, shareholder elections will be irrevocable. Shareholders entitled to the special dividend who fail to make an election by this time will receive common shares in payment of the special dividend. However, the number of common shares a shareholder may receive in the special dividend may be limited by the ownership limitations set out in our Articles of Incorporation. If your receipt of common shares would cause you to exceed the ownership limit, you will receive cash to the extent required to bring you within this ownership limit.

If you elect to receive the special dividend in the form of common shares, you will receive a whole number of shares, plus cash in lieu of any fractional share. We will issue up to $560 million, or 10% of the total value of the special dividend, in cash to shareholders who elect to receive the special dividend in cash. Cash paid in lieu of fractional shares will not be counted against the $560 million limit. Whether this 10% limit on the aggregate cash distribution will affect you depends on the number of shareholders electing to be paid the special dividend in cash. If the aggregate amount of shareholder cash elections exceeds 10% of the total value of the special dividend, the cash payments in excess of 10% will be prorated among shareholders who elect to receive the special dividend in cash. As a result, if you choose to be paid the special dividend in cash and the total amount of cash payments to all shareholders who elect to be paid in cash exceeds 10% of the total value of the special dividend, you will not receive your entire dividend in the form of cash. Instead, you will receive a portion, but not less than 10% in cash, and the remaining portion in common shares, valued based on the average closing price per common share on the New York Stock Exchange on the three trading days following the date the election forms are due.

Please complete and sign the election form and return it to BNY Mellon Shareowner Services in the enclosed postage-paid envelope as soon as possible. To be effective, we must receive your election on or before 5:00 P.M. Eastern Time on August 23, 2010. If you do not return a properly completed election form by this time, you will receive your special dividend in common shares (and cash in lieu of any fractional share). Your election is revocable until 5 P.M. Eastern Time on August 23, 2010. You may revoke your election by submitting a new, properly completed election form bearing a later date than your previously submitted election form.

If your shares are held in the name of a bank or broker, please promptly inform the bank or broker of your election.

Completed election forms should be delivered to our election agent, BNY Mellon, no later than 5:00 P.M. Eastern time, on August 23, 2010, in accordance with the following delivery instructions:

By Regular Mail	By Overnight Courier
BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Corporate Actions Department	Corporate Actions Department
P.O. Box 3301	480 Washington Blvd., 27th Fl
South Hackensack, NJ 07606	Jersey City, NJ 07310

The method of delivery of the election form is at the option and risk of the holder making the election. The delivery will be deemed made only when the election form is actually received by BNY Mellon Shareowner Services. The submission of an election form with respect to the special dividend will constitute the electing holder’s representation and warranty that such holder has full power and authority to make such election.

We will resolve in our sole discretion any question as to the validity, form, eligibility (including time of receipt) and acceptance by us of any election form for the special dividend and our decision regarding any such questions will be final and binding. We reserve the absolute right to reject, in our sole discretion, any and all election forms that we decide are not in proper form, not received by the election deadline, ineligible or otherwise invalid or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the election form submitted by any particular shareholder, whether or not similar defects or irregularities are waived for other shareholders. No valid election will be deemed to have been made until all defects or irregularities have been cured or waived to our satisfaction. Neither we nor the election agent nor any other person will be under any duty to give notification of any defects or irregularities in election forms or incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the special dividend will be final and binding.

If you are a shareholder of record and have any questions about completing or submitting the election form, or need a new election form, please call our information agent, BNY Mellon Shareowner Services, at (866)-329-3462.

DESCRIPTION OF COMMON SHARES

The following is a description of certain general terms and provisions of our common shares having a par value of $1.25 per share. The following summary is not complete. It is subject to, and is qualified in its entirety by reference to, the provisions of our Articles of Incorporation and Bylaws. These documents have been filed or incorporated by reference as exhibits to documents incorporated by reference in this prospectus supplement.

General

The Company is authorized to issue 1,407,000,000 shares, consisting of 7,000,000 preferred shares having a par value of $1.00 per share, 40,000,000 preference shares having a par value of $1.00 per share and 1,360,000,000 common shares having a par value of $1.25 per share. Our common shares will be, when issued, fully paid and nonassessable. Our common shares do not carry any preemptive rights enabling a holder to subscribe for or receive any additional securities that we may issue from time to time. The rights of holders of common shares may be adversely affected by the rights of holders of any preferred shares and any preference shares that may be issued and outstanding from time to time. Our Board of Directors, without shareholder approval, could authorize the issuance of preferred shares and preference shares with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of common shares and that could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. Our Board of Directors also could authorize the issuance of additional common shares from time to time without shareholder approval. No conversion rights, redemption rights or sinking fund provisions are applicable to our common shares.

Dividends

The holders of our common shares are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available for distribution. These dividends may be paid only out of funds remaining after full cumulative dividends upon all outstanding preferred shares and preference shares have been paid or set apart for payment for all past dividend periods and the then current dividend period.

Liquidation Rights

Upon any voluntary or involuntary liquidation of Weyerhaeuser, the holders of our common shares will be entitled to receive ratably, after payment of or provision for all of our debts and liabilities and payment of all sums to which holders of any preferred shares or preference shares may be entitled, all of the remaining assets of Weyerhaeuser.

Voting Rights

The holders of common shares currently possess voting rights on all matters submitted to our shareholders. Our Board of Directors may also specify voting rights with respect to preferred shares or preference shares that may be issued in the future. Each holder of common shares is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors, which means that the holders of a majority of the shares entitled to vote for the election of our directors can elect all of our directors then standing for election. Our Articles of Incorporation provide that our Board of Directors must consist of not fewer than nine nor more than 13 directors. The exact number of Directors is fixed from time to time by resolution adopted by our Board of Directors. Previously, our Articles of Incorporation provided that directors are divided into three classes serving staggered terms of three years each, with each class to be as nearly equal in number as possible. Our Articles of Incorporation were amended in 2010 to provide annual election of all directors. As a result, beginning at the 2011 annual meeting, the nominees for director in 2011 will stand for election for one-year terms. At the 2012 annual meeting, the directors elected in 2011 and the nominees for Director in 2012 will be elected for one-year terms. At the 2013 annual meeting and at annual meetings after 2013, all of the nominees for Director will stand for election to one-year terms. This will result in the entire Board being elected annually for one-year terms beginning at the 2013 annual meeting.

Ownership Limitations

Subject to certain exceptions, no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.9% of the aggregate value of the outstanding shares of any class or series of Weyerhaeuser equity shares, including our common shares. In the event any transfer of shares of stock or other event would result in a person (the “Intended Transferee”) beneficially owning shares in excess of the ownership limit, or that would result in the Company’s disqualification as a REIT, that number of shares that would cause a violation of the applicable limit, referred to below as the excess shares, will be automatically transferred to a trust for the benefit of a charitable organization selected by the Board of Directors. If a transfer to a trust would not avoid a violation of the ownership limitation provisions for some reason, such transfer of the excess shares to the Intended Transferee will be null and void and of no force or effect.

In the case of an automatic transfer to a trust, the trustee, upon a sale of these shares, would distribute to the Intended Transferee an amount equal to the lesser of the price paid by the Intended Transferee for the excess shares or the net sales proceeds received by the trust for the excess shares. If the excess shares were a gift or were not a transfer for value, the trustee will distribute to the Intended Transferee an amount equal to the lesser of the fair market value of the excess shares as of the date of the automatic transfer to the trust or the sales proceeds received by the trust for the excess shares. Proceeds in excess of the amount distributable to the Intended Transferee will be distributed to the charitable beneficiary.

Shares of the Company held in the trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a gift or other transaction not for value, the market price at the time of the gift or other transaction) and (ii) the market price on the date the Company, or its designee, accepts the offer. The Company will have the right to accept such offer until the trustee has sold the shares in the trust.

These ownership limitations and transfer restrictions could have the effect of delaying, deferring or preventing a takeover or other transaction in which shareholders might receive a premium for their shares over the then prevailing market price or which shareholders might believe to be otherwise in their best interest.

EFFECT OF OWNERSHIP LIMITATION

Our Articles of Incorporation, as amended, provide that, subject to certain exceptions, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the aggregate value of the outstanding shares of any class or series of Weyerhaeuser equity shares, which includes our common shares. This ownership limit will apply to the special dividend. If you elect to receive common shares and your receipt of common shares would cause you to exceed the applicable ownership limit, you will receive cash to the extent required to ensure that your percentage ownership remains within this ownership limit.

Our Board of Directors has granted an exemption from the ownership limitations in our Articles of Incorporation to one existing shareholder, Capital World Investors, a division of Capital Research and Management Company, which currently owns common shares in excess of the ownership limit. Capital World Investors will be exempt from the ownership and transfer restrictions so long as its actual or constructive ownership of common shares does not exceed the percentage of shares it owns, actually or constructively immediately after giving effect to the special dividend (10.5%).

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material federal income tax consequences relating to the special dividend and the REIT election, including the ownership and disposition of our common shares in the event we make the REIT election. This summary is based upon the Internal Revenue Code, or Code, regulations issued by the U.S.

Department of the Treasury, or Treasury regulations, rulings and other administrative pronouncements issued by the Internal Revenue Service, or IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not received a ruling from the IRS or any opinion of counsel with respect to any of the matters discussed herein applicable to 2010, although the IRS has issued a revenue procedure relating to the ability of REITs to pay dividends in the form of 90% stock and 10% cash. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This discussion is not tax advice. It does not purport to address all aspects of federal income taxation that may be relevant to shareholders in light of their particular circumstances

The federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. Shareholders are urged to consult their tax advisors regarding the specific tax consequences, including the federal, state, local, and foreign tax consequences, to them in light of their particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our common shares.

Taxation of the Company as a REIT

The Board of Directors authorized the necessary steps to be taxed as a REIT effective for our 2010 tax year in the event it determined that conversion to REIT status for fiscal 2010 would be in the best interest of the Company and our shareholders. Since January 1, 2010, we have operated and plan to continue to operate in such a manner as to qualify for taxation as a REIT for 2010 and future years. No assurance can be given by us that we will be able to continue to satisfy the requirements to maintain REIT status. We intend to elect to be treated as a REIT; however, the Board of Directors reserves the right, even after we distribute the special dividend, to elect not to convert to a REIT for fiscal 2010 if the Board of Directors determines that, based on developments that currently cannot be foreseen, such as a change in tax law, it is in the best interest of the Company and our shareholders to not elect REIT status. The discussion below generally assumes that we will elect REIT status for 2010.

Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis, as described further below. Our ability to satisfy the asset tests on an ongoing basis will depend upon our analysis of the fair market values of our assets, some of which are not susceptible to a precise determination. Our compliance with the REIT income and quarterly asset requirements will also depend upon our ability to successfully manage the composition of our income and assets on an ongoing basis. The IRS could contend that our interests in our taxable REIT subsidiary (“TRS”) or other issuers would give rise to a violation of the REIT requirements.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While since January 1, 2010, we have operated and plan to continue to operate so that we qualify as a REIT beginning in 2010, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify as a REIT.”

Provided that we remain qualified as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our net income that is currently distributed to our shareholders. Thus, income generated by a REIT and distributed to its shareholders generally is taxed only at the shareholder level upon the distribution of that income.

If we remain qualified as a REIT, we will nonetheless be subject to federal tax in certain circumstances, which include, but are not limited to, the following:

•	We will be taxed at regular federal and state corporate income tax rates on any undistributed income, including undistributed net capital gains.

•	We may be required to pay the “alternate minimum tax” on our items of tax preference under some circumstances.

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If we earn net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, such income will be subject to a “prohibited transactions” tax equal to 100% of the net income derived from the prohibited transactions. We intend to conduct our operations so that no asset owned by us or any pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe harbor provisions of the Code that would prevent such treatment.

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If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless qualify as a REIT because other requirements are met, we will be subject to a 100% tax on an amount based on the magnitude of the failure, adjusted to reflect the profit margin associated with our gross income.

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Similarly, if we should fail to satisfy the asset tests (other than a de minimis failure of the 5% or 10% asset tests) or other requirements applicable to REITs, as described below, yet nonetheless qualify as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty. In that case, the amount of the penalty will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate, which is currently 35%, if that amount exceeds $50,000 per failure.

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If we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods other than capital gains from such years which we elected to retain and pay tax on, we would be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, and (b) retained amounts on which income tax is paid at the corporate level.

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If, (1) during the ten-year period beginning on the first date we are subject to taxation as a REIT we recognize gain on the disposition of any property held by us as of this date, or (2) we acquire any asset from a corporation that is or has been a corporation other than an S corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then, to the extent of the excess of (a) the fair market value of this property as of such first date or acquisition date, as applicable, over (b) the adjusted tax basis of the property as of such date, which we refer to as built-in gain, will be subject to tax at the highest corporate tax rate. The IRS has issued a revenue ruling that clarifies that the income derived from the harvesting and sale of timber pursuant to timber cutting contracts, as opposed to the gain derived from the sale of timberlands, will not be subject to the built-in gains tax. Thus, we are not subject to the built-in gains tax on the income we derive from the harvesting and sale of timber from such timberlands. Sale of such timberlands, however, would be subject to the built-in gains tax.

•	We will be required to pay a 100% tax on any “redetermined deductions” or “excess interest.” Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

•	The earnings of our TRS and its subsidiaries will continue to be subject to federal and state corporate income taxes.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association that makes a REIT election with its tax return and:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals,” as defined in the Code to include specified tax-exempt entities; and

(7)	that meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

A corporation generally may not elect to become a REIT unless its taxable year is the calendar year. As our taxable year is the calendar year, we satisfy this requirement.

In addition, in order to qualify as a REIT, the REIT cannot have at the end of any taxable year any non-REIT E&P. We expect to have distributed all of our E&P pursuant to the special dividend. The calculation of our E&P, however, is a complex factual and legal determination. We may have less than complete information at the time we undertake our analysis or may interpret the applicable law differently than the IRS. There can be no assurances that the IRS will agree with our determination of our E&P, and there are uncertainties regarding the amount of such E&P. These uncertainties include the possibility that the IRS could, upon audit, increase our taxable income, which would increase our E&P.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries

In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. Thus, our pro rata share of the assets and items of income of any partnership, are treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the income and asset tests described below.

We have control of the subsidiary partnerships and limited liability companies in which we have an interest and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. However, we may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. We intend to assure adequate controls are in place in any limited liability companies or partnerships we enter into to assure compliance with the REIT rules.

We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock, and if we do not elect with the subsidiary to treat it as a TRS, as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries

We own an interest in a TRS and may acquire securities in additional TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. A TRS also includes any corporation other than a REIT with respect to which a TRS owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A TRS is subject to income tax as a regular C corporation. In addition, a TRS may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the TRS’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of taxable REIT subsidiaries will not be subject to the 10% or 5% asset test described below, and their operations will be subject to the provisions described above.

Income Tests

In order to maintain REIT status, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year within our REIT entity, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including gains from timber-cutting contracts, “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as income from some kinds of temporary investments. Second, at least 95% of our gross income in each taxable year within our REIT entity, excluding gross income from prohibited transactions, must be derived from some combination of such income from investments in real property, which is income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

We expect to derive a substantial amount of income in the form of gains from timber cutting contracts. The IRS has indicated in several private rulings that such income will be deemed derived from the sale of real property for purposes of the REIT gross income tests. We expect that our gains derived from timber cutting contracts will similarly be deemed derived from the sale of real property for purposes of the REIT gross income tests.

Rents that we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT only if several conditions are met. For example, if rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. It is anticipated that any income we receive from leases will constitute “rents from real property” under the applicable rules. While we do not expect to receive a substantial amount of rental income, we will take steps to ensure that any such rental income will qualify as “rents from real property” for purposes of the 75% and 95% gross income tests.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test and from the 75% gross income test. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We have investments in several entities located outside the United States and in the future we may invest in additional entities or properties located outside the United States. These acquisitions could cause us to incur foreign currency gains or losses. Any such foreign currency gains to the extent attributable to specified assets or items of qualifying income or gain for purposes of the 75% or 95% gross income test, however, generally will not constitute gross income for purposes of the applicable test, and therefore will be exempt from such test, provided we do not deal in or engage in substantial and regular trading in securities, which we do not intend to do.

We may receive distributions from our TRS. These distributions will be classified as dividend income to the extent of the E&P of our TRS. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and we attach to our tax return a schedule of the sources of our income. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

To remain qualified as a REIT, at the close of each calendar quarter, generally, we must satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term “real estate assets” generally includes interests in real property, such as land, timberlands, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage-backed securities and mortgage loans.

Second, not more than 25% of the value of our total assets may be represented by securities that qualify for purposes of the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 25% of the value of our total assets may be represented by the securities of one or more TRSs. The value of the securities of a TRS may be established by a good- faith determination of our Board of Directors.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through a partnership interest) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a change caused by changes in the foreign currency exchange rate used to value foreign assets). If we fail to satisfy an asset test because we acquire securities or other property during a quarter, we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. If we failed to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. We may avoid disqualification as a REIT after the 30 day cure period, due to reasonable cause and not due to willful neglect and we take certain steps including (i) within six months after the last day of the quarter in which the failure is discovered or such other period as prescribed by Treasury Regulations we dispose of sufficient nonqualifying assets, or take other actions, which allow us to meet the tests, (ii) we pay a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

We believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur. However, there can be no assurance we will always be successful, or will not require a reduction in our direct or indirect interest in an issuer (including in a TRS). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

REITs generally are required to distribute 90% of their ordinary taxable income, which excludes net capital gain. Timber cutting contracts that qualify under section 631(b) of the Code are treated as capital gain income. Because we anticipate that payments on such timber cutting contracts will be our principal source of income within the REIT entity, we expect that, for the foreseeable future, our income will consist primarily of net capital gain. We also expect to receive dividends from our TRS, which will be ordinary income. Under the limits imposed by the REIT income tests, such dividends, together with other non-qualifying types of income, must not constitute more than 25% of our gross income. We may elect to retain rather than distribute all or a portion of our net capital gains. To the extent that we elect to retain our net capital gains:

•	we would be required to pay the tax on such gains at regular corporate tax rates;

•

our shareholders, although generally required to include their proportionate share of the undistributed capital gain in income, would receive a credit or refund for their share of the tax paid by us; and

•

the basis of a shareholder’s stock would be increased by the amount of the undistributed capital gains minus the amount of the tax on capital gains paid by us which was included in income by the shareholder.

To the extent that we have ordinary taxable income, we are required to make distributions to our shareholders in an amount at least equal to:

(1)	the sum of

(a)	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and

(b)	90% of the net income after tax, if any, from foreclosure property, minus

(2)	specified items of non-cash income.

To the extent that we do not distribute or we are not treated as having distributed all of our capital gain or we distribute or we are treated as having distributed at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed income at regular corporate tax rates. If we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain income for such year other than capital gain income that we elect to retain and pay tax on as provided for above and (3) any undistributed taxable income from prior periods other than capital gains from such years which we elected to retain and pay tax on, we would be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which we have paid corporate income tax.

As a REIT, our distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, distributions from E&P for a taxable year may be declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such taxable year.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT status or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification during the year of election or subsequent taxable years, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to shareholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. In this situation, to the extent of current and accumulated E&P, all distributions to shareholders that are individuals would generally be taxable at a rate of 15% through 2010, and, subject to limitations of the Code, corporate shareholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to the statutory relief described in the prior paragraph.

Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property, other than foreclosure property, that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset owned within our REIT or through REIT qualifying pass-through entities will be held for sale to customers and that a sale of such asset will not be in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any property we sell will not be treated as property held for sale to customers, or that we can comply with certain safe harbor provisions of the Code that would prevent the imposition of the 100% excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of that corporation at regular corporate tax rates.

Certain provisions of the Code should reduce the risk that we would be subject to the prohibited transaction tax with respect to some of our sales of timberlands. Under these provisions, sales of timberlands that satisfy certain requirements specified in the Code would not constitute prohibited transactions. The principal requirements that we would have to satisfy are that (i) not more than seven sales of timberlands are made during the taxable year, or the timberlands sold during a tax year cannot have an aggregate tax basis that exceeds 10% of the aggregate tax bases of all of our assets as of the beginning of the relevant tax year or the timberlands sold during a tax year cannot have fair market value that exceeds 10% of the fair market value of all of our assets as of the beginning of the relevant tax year, (ii) our expenditures incurred on such timberlands for the two years prior to the sale and our marketing expenses with respect to such sales cannot exceed certain specified limits and (iii) the timberland sold must have been held for at least two years. If more than seven sales of timberlands are made during a taxable year, substantially all marketing activities must be made through an independent contractor. We intend to conduct our activities so that our sales of timberlands, other than those undertaken by our TRS, qualify for this safe harbor.

Federal Income Tax Considerations for Holders of Our Common Shares

The following is a summary of certain U.S. federal income tax consequences to you of the ownership and disposition of our common shares. This summary assumes you hold our common shares as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

(a)	financial institutions, banks and thrifts;

(b)	insurance companies;

(c)	tax-exempt organizations;

(d)	“S” corporations;

(e)	traders in securities that elect to mark to market;

(f)	partnerships, pass-through entities and persons holding our stock through a partnership or other pass-through entity;

(g)	shareholders subject to the alternative minimum tax;

(h)	regulated investment companies and REITs;

(i)	foreign corporations or partnerships, and persons who are not residents or citizens of the United States;

(j)	broker-dealers or dealers in securities or currencies;

(k)	United States expatriates;

(l)	persons holding our stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction; or

(m)	U.S. Holders (as defined below) whose functional currency is not the United States dollar.

If you are considering purchasing our common shares, you should consult your tax advisors concerning the application of U. S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our common shares arising under the laws of any state, local or foreign taxing jurisdiction.

When we use the term “U.S. Holder,” we mean a holder of shares of our capital stock who, for U. S. federal income tax purposes, is:

(a)	a citizen or resident of the United States;

(b)	a corporation or partnership created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

(c)	an estate, the income of which is includable in gross income for federal income tax purposes regardless of its source; or

(d)	a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

Federal Income Tax Consequences for U.S. Holders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our common shares applicable to U.S. Holders of our common shares.

Special Dividend. The special dividend is intended to assist us in meeting the requirement that we distribute to our shareholders our E&P.

Each U.S. Holder must include the sum of the value of any shares received and the amount of cash received, if any, in its gross income as dividend income to the extent that such shareholder’s share of the special dividend is made out of its share of the portion of our current and accumulated E&P (other than E&P accumulated prior to 1913) allocable to the special dividend. The shares received are valued at their fair market value for the special dividend. No assurance can be given that the IRS will not assert that the value of the shares should be equal to the amount of cash that the U.S. Holder could have elected to receive in lieu thereof, regardless of the reported value of the shares. A U.S. Holder that receives any of our common shares pursuant to the special dividend would have a basis in such shares equal to the fair market value of such shares on the day we pay the special dividend, and the holding period in such shares would begin on the day following the special dividend.

The special dividend will be taxable to non-corporate U.S. Holders at the 15% “qualified dividend” rate to the extent that the special dividend is paid out of our E&P (other than E&P accumulated prior to 1913). The 15% maximum tax rate available to non-corporate U.S. Holders for “qualified dividend income” is not available unless the shares on which an otherwise qualifying dividend is paid has been held for more than 60 days during the 121-day period beginning 60 days before the date on which the shares become ex-dividend. For purposes of calculating the 60-day holding period as applied to non-corporate U.S. Holders potentially eligible to be taxed on “qualified dividend income” at reduced rates, any period in which the holder has an option to sell, is under a contractual obligation to sell, has made and not closed a short sale of, or has granted certain options to buy substantially identical shares or securities, or holds one or more other positions in substantially similar or related property that diminishes the risk of loss from holding our common shares will not be counted toward the required holding period. Assuming that these holding period requirements are met, the special dividend should qualify for the maximum 15% tax rate available to non-corporate U.S. Holders. To the extent the special dividend exceeds our E&P, or is made out of our E&P accumulated prior to 1913, such excess or pre-1913 E&P, as the case may be, would be treated as described below for excess E&P under “— REIT Distributions.”

The special dividend is likely to be an “extraordinary dividend.” An “extraordinary dividend” is a dividend that is equal to at least 10% of a shareholder’s adjusted basis in its common shares. A non-corporate U.S. Holder that receives an extraordinary dividend and later sells its underlying shares at a loss will be treated as realizing a long-term capital loss, regardless of its holding period in its shares, to the extent of the extraordinary dividend.

The special dividend may not be eligible for the dividends-received deduction available to U.S. Holders that are domestic corporations other than S corporations. Such corporate holders should also consider the possible effects of section 1059 of the Code, which reduces a corporate holder’s basis in its shares, but not below zero, by the non-taxed portion of an extraordinary dividend, where the holder has not held such shares for more than two years before the dividend announcement date. Corporate shareholders should also consider the effect of the corporate alternative minimum tax, which imposes a maximum tax rate of 20% on a corporation’s alternative minimum taxable income for the taxable year and which is calculated without regard to the dividends received deduction.

REIT Distributions. Provided that we remain qualified as a REIT, distributions from us that are designated as capital gain dividends will generally be taxed to U.S. Holders as long-term capital gain, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Holder has held its shares. A similar treatment will apply to net capital gains retained by us, to the extent that we elect the application of provisions of the Code that treat our shareholders as having received, for federal income tax purposes, our undistributed capital gains while passing through to our shareholders a corresponding refundable credit for taxes we paid on such retained capital gains. Holders that are domestic corporations other than S corporations may have to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains generally are taxable at maximum federal rates of 15% through December 31, 2010 in the case of non-corporate U.S. Holders, and 35% in the case of U.S. Holders that are corporations.

Distributions made to U.S. Holders out of current or accumulated E&P, and not designated as capital gain dividends, generally will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, such dividends received from REITs are not eligible for taxation at the preferential income tax rates, or a 15% maximum federal rate through December 31, 2010, for qualified dividends received by non-corporate U.S. Holders. U.S. Holders that are individuals, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (1) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax, less the amount of tax, (2) dividends received by the REIT from TRSs or other taxable corporations, or (3) income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from taxable corporations in carryover basis transactions, less the amount of corporate tax on such income.

Distributions in excess of current and accumulated E&P will generally represent a return of capital and will not be taxable to a U.S. Holder to the extent that they do not exceed the adjusted basis of the U.S. Holder’s shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a U.S. Holder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

Any dividend we declare in October, November or December of any year that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

Dispositions of Common Shares. In general, a U.S. Holder will realize gain or loss upon the sale, redemption, or other taxable disposition of our shares in an amount equal to the difference between the sum of the fair market value of any property received and the amount of cash received in such disposition, and the U.S. Holder’s adjusted tax basis in the common shares at the time of the disposition. In general, a U.S. Holder’s tax basis will equal the U.S. Holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. Holder, less tax deemed paid on it, and reduced by returns of capital. In general, capital gains recognized by individuals upon the sale or disposition of shares of our common shares will be subject to a maximum federal income tax rate of 15% through 2010 if our shares are held for more than 12 months, and will be taxed at ordinary income rates of up to 35% through 2010 if our shares are held for 12 months or less. Gains recognized by U.S. Holders that are corporations other than S corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a U.S. Holder upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. Holder but not ordinary income, except in the case of individuals, who may offset up to $3,000 of ordinary income each year. In addition, any loss upon a sale or exchange of shares of our shares by a U.S. Holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the U.S. Holder as long-term capital gain.

Passive Activity Losses and Investment Interest. Distributions made by us and gain arising from the sale or exchange by a U.S. Holder of our shares will not be treated as passive activity income. As a result, U.S. Holders will not be able to apply any “passive losses” against income or gain relating to our shares. Distributions made by us, to the extent they do not constitute return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Backup Withholding. We report to our U.S. Holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the shareholder’s federal income tax liability, provided the required information is furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status. See “—Federal Income Tax Consequences for Non-U.S. Holders.”

Federal Income Tax Considerations for Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our common shares applicable to non-U.S. Holders of our common shares. A “non-U.S. Holder” is any person other than a U.S. Holder.

Capital Gain Dividends. A capital gain dividend by us that is attributable to gain from the disposition of our standing timber or another United States real property interest, or USRPI, held by us will be subject to U.S. withholding tax at the rate of 30%, unless reduced by an applicable income tax treaty, so long as the recipient non-U.S. Holder does not own more than 5% of our common shares at any time during the one year period ending on the date on which the capital gain dividend is received.

For all other non-U.S. Holders, such a distribution will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, and accordingly will be considered effectively connected with a U.S. trade or business of the non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. Holders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of such dividends. These distributions may also be subject to a 30% branch profits tax in the hands of a non-U.S. Holder that is a corporation. Capital gain dividends received by a non-U.S. Holder from a REIT attributable to dispositions by that REIT of assets other than USRPIs are generally not subject to U.S. income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. Holder’s U.S. trade or business, in which case the non-U.S. Holder would be subject to the same treatment as U.S. Holders with respect to such gain, or (2) the non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. Holder will incur a 30% tax on his or her capital gains.

Ordinary Dividends. The special dividend and the portion of other dividends received by non-U.S. Holders payable out of our E&P which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by an applicable income tax treaty. A non-U.S. Holder that receives any of our common shares pursuant to the special dividend would have a basis in such shares equal to the fair market value of such shares on the day we pay the special dividend, and the holding period in such shares would begin on the day following the special dividend.

In general, non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where the dividend income from a non-U.S. Holder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business, the non-U.S. Holder generally will be subject to U.S. tax at graduated rates in the same manner as U.S. Holders are taxed with respect to such dividends, such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. Holder and the income may also be subject to the 30% branch profits tax in the case of a non-U.S. Holder that is a corporation.

Non-Dividend Distributions. If our shares constitute a USRPI, as described below, and are subject to tax under FIRPTA, distributions by us in excess of the sum of our E&P plus the non-U.S. Holder’s basis in our shares will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. Holder of the same type, for example, an individual or a corporation, as the case may be, and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the non-U.S. Holder’s share of our E&P. If our shares do not constitute a USRPI, as described below, distributions by us which are not dividends out of our E&P will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated E&P, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated E&P.

Dispositions of Common Shares. If our common shares constitute a USRPI, gains from the sale of the shares by a non-U.S. Holder may be subject to U.S. taxation under FIRPTA. The shares will be treated as a USRPI if 50% or more of our assets during a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is met, our common shares nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. Holders. The sale of our common shares that are acquired, held and sold while we are a domestically controlled REIT by a non-U.S. Holder should not be subject to taxation under FIRPTA. Because our common shares are publicly traded, no assurance can be given that we will be a domestically controlled REIT.

Moreover, a non-U.S. Holder’s sale of shares generally will not be subject to U.S. tax under FIRPTA as a sale of a USRPI, provided that (1) the shares owned are of a class that is “regularly traded,” as defined by applicable Treasury Department regulations, on an established securities market, and (2) the selling non-U.S. Holder held 5% or less of our outstanding shares of that class at all times during a specified testing period.

If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. Holder would be required to file a U.S. Federal income tax return and would be subject to the same treatment as a U.S. Holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals.

Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. Holder in two cases: (1) if the non-U.S. Holder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. Holder, the non-U.S. Holder will be subject to the same treatment as a U.S. Holder with respect to such gain, or (2) if the non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Federal Income Tax Consequences for Tax-Exempt Holders

Tax-exempt entities, including domestic qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Provided that (1) a tax-exempt holder has not held our shares as “debt financed property” within the meaning of the Code, that is, where the acquisition or holding of the property is financed through a borrowing by the tax-exempt holder, and (2) our shares are not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our shares generally should not give rise to UBTI to a tax-exempt holder.

Tax-exempt holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our shares could be required to treat a percentage of the dividends from us as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our shares, or (2) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of such shares.

Tax-exempt holders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of owning our common shares.

OTHER TAX CONSIDERATIONS

Certain Dividends Paid in Stock

On December 23, 2009, the IRS issued Revenue Procedure 2010-12, which expands and extends guidance for REITs paying dividends in stock and cash. This IRS guidance provides that certain part-stock and part-cash dividends distributed by publicly-traded REITs for calendar years 2008 through 2011 will satisfy the REIT distribution requirements. Under the terms of this guidance, up to 90% of our distributions could be paid in shares of our common stock. For such distributions, including the Special Distribution, taxable shareholders would be required to include the full amount of the dividend (i.e., the cash and the stock portions) as ordinary income (subject to limited exceptions), to the extent of our current and accumulated E&P (other than E&P accumulated prior to 1913) for U.S. federal income tax purposes. As a result, our shareholders generally would recognize taxable income in excess of the cash received and may be required to pay tax with respect to such dividends in excess of the cash received. If a taxable shareholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to non-U.S. Holders (as defined in the accompanying prospectus), we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

New Legislation Relating to Foreign Accounts

Newly enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. Holders (as defined in the accompanying prospectus) who own the shares through foreign accounts or foreign intermediaries and certain non-U.S. Holders (as defined in the accompanying prospectus). The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U. S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S persons or U.S. -owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The legislation applies to payments made after December 31, 2012. Prospective investors should consult their tax advisors regarding this legislation.

New Legislation Imposing Additional Tax on Certain Dividends

On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010, which requires U.S. Holders who meet certain requirements and are individuals, estates or certain trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, or in what form, any proposals affecting REITs or their shareholders will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our securities.

State, Local and Foreign Taxes

We and any subsidiaries and shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We own properties located in a number of jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of us and our shareholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes incurred by us do not pass through to shareholders as a credit against their federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common shares or other securities.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the issuance by us of common shares having an aggregate market value of approximately $5.04 billion in connection with the special dividend. We will not receive any cash proceeds from this issuance of common shares to our shareholders. We will apply to list these additional shares on the New York Stock Exchange. All costs, expenses and fees in connection with the registration of these common shares will be borne by us.

INCORPORATION BY REFERENCE

We have elected to incorporate by reference information into this prospectus supplement and the accompanying prospectus. By incorporating by reference, we can disclose important information to you by referring to another document we have filed separately with the Securities and Exchange Commission, or “SEC.” The information incorporated by reference is deemed to be part of this prospectus supplement, except as described in the following sentence. Any statement in this prospectus supplement or the accompanying prospectus or in any document that is incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any document that we subsequently file or have filed with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to be a part of this prospectus supplement or the accompanying prospectus, except as so modified or superseded.

This prospectus supplement incorporates by reference the documents listed below which we have previously filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009; and

•	Quarterly Report on Form 10-Q for the period ended March 31, 2010; and

•	Current Reports on Form 8-K filed with the SEC on February 9, 2010, February 11, 2010, April 20, 2010, June 15, 2010, and July 12, 2010.

We also are incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and before the termination of this offering.

Any document, portion of or exhibit to a document or other information that is not deemed to have been “filed” with the SEC (including, without limitation, information furnished pursuant to Item 2.02 or 7.01 of Form 8-K and any information of the nature referred to in Rule 402 of SEC Regulation S-T) shall not be incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus even if there are contrary statements contained elsewhere in this prospectus supplement or the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered a copy of any of the documents that we have incorporated by reference into the accompanying prospectus, other than exhibits unless the exhibits are specifically incorporated by reference in the accompanying prospectus. To receive a copy of any of the documents incorporated by reference in the accompanying prospectus, other than exhibits unless they are specifically incorporated by reference in the accompanying prospectus, call or write to our Vice President of Investor Relations at Weyerhaeuser Company, P.O. Box 9777, Federal Way, Washington 98063-9777, telephone (253) 924-2058. The information relating to us contained in this prospectus supplement and the accompanying prospectus is not complete and should be read together with the information contained in the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

LEGAL MATTERS

The validity of the common shares offered hereby will be passed upon by Claire S. Grace, Vice President, Corporate Secretary and Assistant General Counsel of Weyerhaeuser Company. In capacity, Claire S. Grace is paid a salary by Weyerhaeuser, participates in various employee benefit plans offered by Weyerhaeuser and holds options to acquire Weyerhaeuser Common Shares.

EXPERTS

The consolidated financial statements and schedule of Weyerhaeuser Company and subsidiaries as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein, and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2009 consolidated financial statements refers to Weyerhaeuser’s adoption of the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 160, Noncontrolling Interests in Consolidated Financial Statements (included in FASB Accounting Standards Codification Topic 810, Consolidation), in 2009.

PROSPECTUS

WEYERHAEUSER COMPANY

Debt Securities, Preferred Shares, Preference Shares,

Common Shares, Stock Purchase Contracts, Stock Purchase Units,

Warrants and Depositary Shares

By this prospectus, we may offer from time to time:

•

our unsecured Debt Securities, which may be either Senior Debt Securities or Subordinated Debt Securities or Junior Subordinated Debt Securities, consisting of notes, debentures or other unsecured evidences of indebtedness in one or more series;

•	our serial Preferred Shares, par value $1.00 per share, which for any or all series of Preferred Shares may be issued in the form of depositary shares;

•	our serial Preference Shares, par value $1.00 per share, which for any or all series of Preference Shares may be issued in the form of depositary shares;

•	our Common Shares, par value $1.25 per share;

•	our Stock Purchase Contracts;

•	our Stock Purchase Units; or

•	our Warrants to purchase any of the securities referred to above.

We will provide the specific terms of any securities that we offer in supplements to this prospectus.

Our Common Shares are listed on the New York Stock Exchange under the symbol “WY.”

Investing in these securities involves risks. You should read this prospectus and the applicable prospectus supplement, as well as the risks contained in or described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this Prospectus is June 4, 2009

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any person to give any different information or to make any representation, other than the information contained and incorporated by reference in this prospectus or a prospectus supplement. If given or made, that information or representation may not be relied upon as having been authorized by us. We are not making an offer of these securities in any state where the offer is not permitted. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities by anyone in any jurisdiction in which that offer or solicitation is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell, in one or more offerings, any combination of Debt Securities, Preferred Shares, Preference Shares, Common Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units or Depositary Shares. The securities may be offered independently or together in any combination for sale directly by us or through underwriters, agents or dealers. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “strategy,” or the negative of those words or other comparable terminology. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those described in the forward-looking statements, including those factors discussed in “Risk Factors” in the applicable prospectus supplement and in our other SEC filings. Some of these factors include changes in economic conditions and competition in our domestic and export markets, as well as changes in governmental, legislative and environmental restrictions; and catastrophic losses from fires, floods, windstorms, earthquakes, volcanic eruptions, insect infestations or diseases. In addition, factors that could cause our actual results to differ from those contemplated by our projected, forecasted, estimated or budgeted results as reflected in forward-looking statements relating to our operations and business include, but are not limited to:

•	general economic conditions, including the level of interest rates, strength of the U.S. dollar and housing starts;

•	market demand for our products, which is related to the strength of various U.S. business segments;

•	successful execution of our internal performance plans, including restructurings and cost reduction initiatives;

•	restructuring of our business support functions;

•	performance of our manufacturing operations, including maintenance requirements;

•	the effect of potential alternative fuel mixture tax credits;

•	energy prices;

•	raw material prices;

•	chemical prices;

•	transportation costs;

•	performance of pension fund investments and derivatives;

•	the effect of timing of retirements and changes in the market price of our common stock on charges for share-based compensation;

•	level of competition from domestic and foreign producers;

•	forestry, land use, environmental and other governmental regulations;

•	weather;

•	loss from fires, floods, windstorms, pest infestations and other natural disasters;

•	legal proceedings;

•	changes in accounting principles.

We are also a large exporter and operate in a number of countries. Accordingly, our results are affected by:

•	economic activity in Europe and Asia, especially Japan and China;

•	currency exchange rates, particularly the relative value of the U.S. dollar to the Euro and the Canadian dollar; and

•	restrictions on international trade or tariffs imposed on imports.

The above risks are not the only risks we face. You should also consider the additional risks and factors that could affect our results that are contained in the applicable prospectus supplement and in our other SEC filings under the heading “Risk Factors.”

WEYERHAEUSER COMPANY

Weyerhaeuser Company was incorporated in the state of Washington in January 1900 as Weyerhaeuser Timber Company. We are principally engaged in the growing and harvesting of timber and the manufacture, distribution and sale of forest products and real estate development and construction. Our principal business segments, which account for the majority of our sales, earnings and asset base, are timberlands, wood products, cellulose fibers and real estate.

The mailing address of our principal executive offices is 33663 Weyerhaeuser Way South, Federal Way, Washington 98003 and the telephone number of our principal executive offices is (253) 924-2345.

In this prospectus, references to “Weyerhaeuser,” “we,” “our” and “us” mean Weyerhaeuser Company excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries, except that those terms when used under the section captioned “Special Note Regarding Forward-looking Statements” include its subsidiaries.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include working capital, capital expenditures, repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. Pending these applications, we may invest the net proceeds in marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratios of earnings to fixed charges for Weyerhaeuser Company and its consolidated subsidiaries for the periods indicated.

	Quarter ended		Fiscal Year
(Dollar amounts in millions)	March 31, 2009	March 30, 2008	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges (1), (2)	—	—	—	—	2.86	2.93	2.85
Coverage deficiency (1), (2)	$419	$360	$2,547	$341	$—	$—	$—

(1)	The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose: “earnings” consist of earnings before income taxes, extraordinary items, undistributed earnings of equity investments and fixed charges; and “fixed charges” consist of interest on indebtedness, amortization of debt expense and one-third of rents, which we deem representative of an interest factor. The ratios of earnings to fixed charges of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company, Weyerhaeuser Financial Services, Inc. and Gryphon Investments of Nevada, Inc. subsidiaries accounted for on the equity method but excluding the undistributed earnings of those subsidiaries were 1.79x, 2.02x and 2.20x for fiscal years 2006, 2005 and 2004, respectively. Fixed charges exceeded earnings of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company and other related subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries, by $346 million, $308 million, $1.32 billion and $540 million in the first quarter of 2009, first quarter of 2008 and fiscal years 2008 and 2007, respectively.
(2)	For the periods presented in the table, we had no Preferred Shares or Preference Shares outstanding, other than one share of Preference Shares designated as a Special Voting Share on which dividends are not paid; therefore the ratios of earnings to fixed charges and preferred share and preference share dividends for the periods indicated equal the ratios of earnings to fixed charges for the same periods.

DESCRIPTION OF DEBT SECURITIES

The Senior Debt Securities are to be issued in one or more series under an indenture dated as of April 1, 1986, as amended and supplemented by a first supplemental indenture dated as of February 15, 1991, a second supplemental indenture dated as of February 1, 1993, a third supplemental indenture dated as of October 22, 2001 and a fourth supplemental indenture dated as of March 12, 2002, each between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), as trustee. We refer to that indenture, as amended and supplemented, as the “Senior Indenture.” The Subordinated Debt Securities are to be issued under an indenture (the “Subordinated Indenture”) to be entered into by Weyerhaeuser Company and such trustee as shall be named in a prospectus supplement. The Junior Subordinated Debt Securities are to be issued under an indenture (the “Junior Subordinated Indenture”) to be entered into by Weyerhaeuser Company and such trustee as shall be named in a prospectus supplement. We sometimes refer to the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture collectively as the “Indentures” and individually as an “Indenture.” The Indentures will be qualified under the Trust Indenture Act as amended.

The following summary provides some general terms and provisions of the series of the Debt Securities and the Indentures. It does not purport to be complete and is subject to and qualified in its entirety by reference to the Indentures and any certificates evidencing the Debt Securities. The specific terms of a series of Debt Securities and the related Indenture will be described in a prospectus supplement. To the extent that any particular terms of the Debt Securities or the related indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus will be deemed to have been superseded by the terms described in that prospectus supplement.

Forms of the Indentures and of any certificates evidencing the Debt Securities have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies of those exhibits as described below under the heading “Where You Can Find More Information.”

Capitalized terms that are used in the following summary, but are not defined, have the meanings given to those terms in the applicable Indenture.

General

The Indentures do not limit the amount of Debt Securities that we may issue under the Indentures. The Indentures provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or in foreign currencies or units based on or relating to foreign currencies. The Senior Debt Securities will be our unsecured and unsubordinated obligations and will rank on a parity right of payment with all of our other unsecured and unsubordinated indebtedness. The Subordinated Debt Securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness (as defined in the Subordinated Indenture). The Junior Subordinated Debt Securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined in the Junior Subordinated Indenture). Unless otherwise provided in the applicable prospectus supplement, we may, without the consent of the holders of any Debt Securities issued under any Indenture, “reopen” a series of Debt Securities issued under that Indenture and issue additional Debt Securities of that series from time to time.

When we offer a series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement. Those terms may include, where applicable:

•	the title, aggregate principal amount and offering price of the Debt Securities of that series;

•	whether the Debt Securities of that series are Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities;

•	the denominations in which the Debt Securities of that series will be issued;

•	the currency in which the Debt Securities of that series will be denominated or in which principal of, and any premium and interest on, the Debt Securities of that series may be payable;

•	the date of maturity of the Debt Securities of that series;

•	any interest rate or rates or method by which any interest rate or rates on the Debt Securities of that series will be determined;

•	the dates on which interest, if any, on the Debt Securities of that series will be payable;

•	the place or places where the principal of, and any premium and interest on, the Debt Securities of that series will be payable;

•	any redemption or sinking fund provisions applicable to the Debt Securities of that series;

•	the terms and conditions pursuant to which such Debt Securities of that series may be convertible into or exchangeable for any other securities;

•	any applicable United States federal income tax consequences with respect to the Debt Securities of that series; and

•	any other specific terms of the Debt Securities of that series, which may include additional events of default or covenants.

Debt Securities may also be issued upon the exercise of or in exchange for other securities.

Debt Securities may be issued as “discount securities,” which means they may be sold at a discount below their stated principal amount. These Debt Securities as well as other Debt Securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” or “OID,” because of their issue price, the nature of the interest payments and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in the applicable prospectus supplement.

The applicable prospectus supplement will describe certain U.S. federal income tax considerations for holders of any Debt Securities, and the securities exchange or quotation system on which the Debt Securities are listed or quoted, if any.

Global Securities

The Debt Securities of any series may be issued in book-entry form and represented by one or more global securities. See “Book-Entry Issuance.”

Certain Covenants with Respect to Senior Debt Securities

The following restrictions will apply to the Senior Debt Securities of each series unless the applicable prospectus supplement provides otherwise.

Limitation on Liens. The Senior Indenture states that, unless the terms of any series of Senior Debt Securities provide otherwise, if Weyerhaeuser or any Subsidiary, as defined in the Senior Indenture, issues, assumes or guarantees any indebtedness for borrowed money (“Debt”) that is secured by a mortgage, pledge, security interest or other lien (collectively, a “Mortgage”) on:

•	any timber or timberlands of Weyerhaeuser or that Subsidiary located in the states of Washington, Oregon, California, Arkansas or Oklahoma; or

•	any principal manufacturing plant of Weyerhaeuser or that Subsidiary located anywhere in the United States,

Weyerhaeuser must satisfy certain obligations. Weyerhaeuser must secure or cause that Subsidiary to secure the Senior Debt Securities (together with, if Weyerhaeuser chooses, any other indebtedness of or guaranteed by Weyerhaeuser or that Subsidiary ranking equally with the Senior Debt Securities then existing or created later) equally and ratably with, or prior to, that Debt. However, Weyerhaeuser or any Subsidiary may issue, assume or guarantee secured Debt that would otherwise be subject to those restrictions under certain circumstances. The aggregate amount of such Debt, together with:

•	all other such Debt of Weyerhaeuser and its Subsidiaries; and

•

all then existing Attributable Debt, as defined in the Indenture, relating to Sale and Lease-Back Transactions, as defined in “Limitation on Sale Lease-Back Transactions” below (but not including the permitted Sale and Lease-Back Transactions described under the caption “Limitation on Liens” and under clause (b) of the second paragraph under “Limitation on Sale Lease-Back Transactions”), may not exceed five percent of total Weyerhaeuser shareholders’ interest as defined in the Senior Indenture. This test must be satisfied based on the audited consolidated balance sheet contained in Weyerhaeuser’s latest annual report to shareholders.

The term “principal manufacturing plant” does not include any manufacturing plant that in the opinion of the Board of Directors is not a principal manufacturing plant of Weyerhaeuser and its Subsidiaries. The exercise of the Board of Directors’ discretion in determining which of Weyerhaeuser’s plants are “principal manufacturing plants” could have the effect of limiting the application of the limitation on liens.

The following types of transactions are not deemed to create Debt secured by a Mortgage:

•

the sale, Mortgage or other transfer of timber in connection with an arrangement under which Weyerhaeuser or a Subsidiary is obligated to cut some or all of that timber to provide the transferee with a specified amount of money however determined; and

•

the Mortgage of any property of Weyerhaeuser or any Subsidiary in favor of the United States or any State, or any department, agency or instrumentality of either, to secure any payments to Weyerhaeuser or any Subsidiary pursuant to any contract or statute.

The limitation on liens covenant will not apply to:

•	Mortgages securing Debt of a Subsidiary to Weyerhaeuser or another Subsidiary;

•

Mortgages created, incurred or assumed contemporaneously with, or within 90 days after, the acquisition, improvement or construction of the mortgaged property to secure or provide for the payment of any part of the purchase price of that property or the cost of that construction or improvement, provided that, in the case of construction or improvement, the Mortgage does not apply to any property previously owned by Weyerhaeuser or any Subsidiary other than unimproved real property on which the property so constructed or the improvement, is located;

•	Mortgages existing at the time of acquisition of the mortgaged property; or

•

any extension, renewal or replacement of any Mortgage described in the second or third bullets above so long as the principal amount of the secured indebtedness is not increased and the extension, renewal or replacement is limited to all or part of the same property secured by the Mortgage so extended, renewed or replaced.

Limitation on Sale and Lease-Back Transactions. The Senior Indenture states that, unless the terms of any series of Senior Debt Securities provide otherwise, neither Weyerhaeuser nor any Subsidiary may lease any real property in the United States, except for temporary leases for a term of not more than three years, which property has been or is to be sold or transferred by Weyerhaeuser or that Subsidiary to the lessor (a “Sale and Lease-Back Transaction”).

This limitation will not apply to any Sale and Lease-Back Transaction if:

•

Weyerhaeuser or the applicable Subsidiary would be entitled to incur Debt secured by a Mortgage on the leased property without equally and ratably securing the Senior Debt Securities as described under “Limitation on Liens” above; or

•

Weyerhaeuser, within 90 days of the effective date of the Sale and Lease-Back Transaction, applies an amount equal to the fair value, as determined by the Board of Directors, of the leased property to the retirement of Debt that matures at, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of that Debt.

Subordination of Subordinated Debt Securities

Unless otherwise indicated in an applicable prospectus supplement, the following provisions will apply to the Subordinated Debt Securities.

The payment of any principal of, premium and interest on, the Subordinated Debt Securities will be subordinated, to the extent and in the manner described in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness that may be outstanding at any time. Unless otherwise provided in the applicable prospectus supplement with respect to an issue of Subordinated Debt Securities, in the event of any distribution of assets of Weyerhaeuser to creditors upon any dissolution, winding up, liquidation, reorganization of Weyerhaeuser or in bankruptcy, insolvency, reorganization, receivership or other similar proceedings:

•

the holders of Senior Indebtedness will be entitled to receive payment of all Senior Indebtedness in full (including, if applicable, all principal amount of and premium and interest on the Senior Indebtedness), or to have such payment duly provided for, before the holders of the Subordinated Debt Securities will be entitled to receive any payment of the principal amount of, or premium or interest on, the Subordinated Debt Securities;

•

any payment or distribution of assets of Weyerhaeuser to which the holders of the Subordinated Debt Securities would be entitled, except for the subordination provisions of the Subordinated Indenture, must be paid by the liquidating trustee or other person making such distribution directly to the holders of Senior Indebtedness or to their representative or trustee to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

•

if any payment or distribution of assets of Weyerhaeuser is received by the trustee under the Subordinated Indenture or the holders of any of the Subordinated Debt Securities before all Senior Indebtedness is paid in full, or such payment is duly provided for, such payment or distribution must be paid over to the holders of such Senior Indebtedness or to their representative or trustee for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness upon any such distribution of assets of Weyerhaeuser, or such payment having been duly provided for, the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of cash, property or securities of Weyerhaeuser applicable to Senior Indebtedness until the principal of and any premium and interest on, the Subordinated Debt Securities is paid in full.

Because of such subordination, in the event of any distribution of assets of Weyerhaeuser upon dissolution, winding up, liquidation, reorganization or other similar proceedings of Weyerhaeuser:

•

holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the Subordinated Debt Securities and the holders of Subordinated Debt Securities will be required to pay over their share of such distribution, to the extent made in respect of such Subordinated Debt Securities, to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full; and

•

creditors of Weyerhaeuser who are neither holders of Subordinated Debt Securities nor holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Subordinated Debt Securities.

Such subordination also may result in a reduction or elimination of payments to the holders of Subordinated Debt Securities.

The Subordinated Indenture also provides that no payment on account of the principal of, or premium, if any, sinking funds, if any, or interest, if any, on, the Subordinated Debt Securities may be made if there is a continuing:

•

default in the payment when due of principal of, or any premium, sinking funds or interest on, any Senior Indebtedness of Weyerhaeuser and any applicable grace period with respect to such default has ended without such default having been cured or waived or ceasing to exist; or

•

event of default with respect to any Senior Indebtedness of Weyerhaeuser resulting in the acceleration of the maturity of the Senior Indebtedness without such acceleration having been rescinded or annulled or such Senior Indebtedness having been paid in full.

The Subordinated Indenture provides that its subordination provisions will not apply to the Securities of any series if Weyerhaeuser has satisfied and discharged the Indenture with respect to the Securities of that series as described below under “—Defeasance and Discharge.”

The Subordinated Indenture does not limit or prohibit the incurrence of Senior Indebtedness by Weyerhaeuser. Senior Indebtedness may include debt securities, indebtedness and other obligations that constitute “Senior Indebtedness,” which means they are senior in right of payment to the Subordinated Debt Securities, but may be subordinate in right of payment to certain other indebtedness and obligations of Weyerhaeuser. Weyerhaeuser may issue other debt securities or incur other indebtedness or obligations that are referred to or designated as “subordinated” securities, indebtedness or obligations, but that may constitute Senior Indebtedness for purposes of the Subordinated Indenture.

If this prospectus is being delivered in connection with the offering of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated or deemed to be incorporated by reference into this prospectus will describe the approximate amount of Senior Indebtedness outstanding as of a recent date. That prospectus supplement also may describe any provisions applicable to the subordination of those Subordinated Debt Securities, including any changes to the subordination provisions described in this prospectus.

As defined in the Subordinated Indenture, “Senior Indebtedness” means:

•

the principal of, and any premium and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) on, and any other amounts payable by Weyerhaeuser in respect of, indebtedness of Weyerhaeuser for borrowed money or indebtedness of Weyerhaeuser evidenced by any bond, note, debenture or other similar instrument;

•	all obligations of Weyerhaeuser to pay the deferred purchase price of property, excluding trade accounts payable arising in the ordinary course of business;

•	all obligations of Weyerhaeuser for the payment of money under a capitalized lease obligation or a synthetic lease obligation;

•

all obligations of Weyerhaeuser for the payment of money under any financial agreement designed to manage Weyerhaeuser’s exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including, without limitation, swap agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements;

•	all obligations of Weyerhaeuser for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar transaction;

•	all liability of others described in any of the preceding five bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability; and

•	any deferral, renewal, extension or refunding of any liability or obligation of the types referred to in any of the bullets above.

This means that any such liability or obligation or any such deferral, renewal, extension or refunding will be considered to be a Senior Indebtedness unless the instrument creating or evidencing it or pursuant to which it is outstanding expressly provides that such liability or obligation is not senior or prior in right of payment to the Subordinated Debt Securities or ranks pari passu with or subordinate to the Subordinated Debt Securities in right of payment. However, the following will not constitute Senior Indebtedness:

•	the Subordinated Debt Securities or any obligations or liabilities of Weyerhaeuser thereunder or under the Subordinated Indenture;

•	any liability for federal, state, local or other taxes owed by Weyerhaeuser;

•	any amounts owed by Weyerhaeuser to its officers or employees or for services rendered to Weyerhaeuser;

•	capital stock of Weyerhaeuser; and

•	any liability or obligation of others described in any of the preceding four bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability.

Subordination of Junior Subordinated Debt Securities

Unless otherwise indicated in an applicable prospectus supplement, the following provisions will apply to the Junior Subordinated Debt Securities.

The payment of the principal of, and any premium and interest on, the Junior Subordinated Debt Securities will be subordinated, to the extent and in the manner described in the Junior Subordinated Indenture, in right of payment to the prior payment in full of all Senior Debt that may be outstanding at any time. Unless otherwise provided in the applicable prospectus supplement with respect to an issue of Junior Subordinated Debt Securities, in the event of any distribution of assets of Weyerhaeuser to creditors upon any dissolution, winding up, liquidation, reorganization of Weyerhaeuser or in bankruptcy, insolvency, reorganization, receivership or other similar proceedings:

•

the holders of Senior Debt will be entitled to receive payment of all Senior Debt in full (including all principal of and any premium and interest on the Senior Debt), or to have such payment duly provided for, before the holders of the Junior Subordinated Debt Securities will be entitled to receive any payment of the principal of, or any premium or interest on, the Junior Subordinated Debt Securities;

•

any payment or distribution of assets of Weyerhaeuser to which the holders of the Junior Subordinated Debt Securities would be entitled except for the subordination provisions of the Junior Subordinated Indenture must be paid by the liquidating trustee or other person making such distribution directly to the holders of Senior Debt or to their representative or trustee to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

•

if any payment or distribution of assets of Weyerhaeuser is received by the trustee under the Junior Subordinated Indenture or the holders of any of the Junior Subordinated Debt Securities before all Senior Debt is paid in full, or such payment is duly provided for, such payment or distribution must be paid over to the holders of such Senior Debt or to their representative or trustee for application to the payment of all such Senior Debt remaining unpaid until all such Senior Debt has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

Subject to the payment in full of all Senior Debt upon any such distribution of assets of Weyerhaeuser, or such payment having been duly provided for, the holders of the Junior Subordinated Debt Securities will be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of cash, property or securities of Weyerhaeuser applicable to Senior Debt until the principal of, and any premium and interest on, the Junior Subordinated Debt Securities is paid in full.

Because of such subordination, in the event of any distribution of assets of Weyerhaeuser upon dissolution, winding up, liquidation, reorganization or other similar proceedings of Weyerhaeuser:

•

holders of Senior Debt will be entitled to be paid in full before payments may be made on the Junior Subordinated Debt Securities and the holders of Junior Subordinated Debt Securities will be required to pay any distributions made to them, in respect of such Junior Subordinated Debt Securities, to the holders of Senior Debt until all Senior Debt is paid in full; and

•

creditors of Weyerhaeuser who are neither holders of Junior Subordinated Debt Securities nor holders of Senior Debt may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the holders of the Junior Subordinated Debt Securities.

Such subordination also may result in a reduction or elimination of payments to the holders of Junior Subordinated Debt Securities.

The Junior Subordinated Indenture also provides that no payment on account of the principal of, or any premium, sinking funds or interest on, the Junior Subordinated Debt Securities may be made if there is a continuing:

•

default in the payment when due of principal of, or any premium, sinking funds or interest on, any Senior Debt of Weyerhaeuser and any applicable grace period with respect to such default has ended without such default having been cured or waived or ceasing to exist; or

•

event of default with respect to any Senior Debt of Weyerhaeuser resulting in the acceleration of the maturity of the Senior Debt without such acceleration having been rescinded or annulled or such Senior Debt having been paid in full.

The Junior Subordinated Indenture provides that the subordination provisions thereof will not apply to the Securities of any series if Weyerhaeuser has effected satisfaction and discharge of the Indenture with respect to the Securities of that series as described below under “—Defeasance and Discharge.”

The Junior Subordinated Indenture does not limit or prohibit the incurrence of Senior Debt by Weyerhaeuser. Senior Debt may include debt securities, indebtedness and other obligations that constitute “Senior Debt,” which means they are senior in right of payment to the Junior Subordinated Debt Securities, but may be subordinate in right of payment to certain other indebtedness and obligations of Weyerhaeuser. Weyerhaeuser may issue other debt securities or incur other indebtedness or obligations that are referred to or designated as “subordinated” securities, indebtedness or obligations, but that may constitute Senior Debt for purposes of the Junior Subordinated Indenture.

If this prospectus is being delivered in connection with the offering of Junior Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated or deemed to be incorporated by reference into this prospectus will describe the approximate amount of Senior Debt outstanding as of a recent date. That prospectus supplement also may describe any provisions applicable to the subordination of those Junior Subordinated Debt Securities, including any changes to the subordination provisions described in this prospectus.

As defined in the Junior Subordinated Indenture, “Senior Debt” means:

•

the principal of, and any premium and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) on, and any other amounts payable by Weyerhaeuser in respect of, indebtedness of Weyerhaeuser for borrowed money or indebtedness of Weyerhaeuser evidenced by any bond, note, debenture or other similar instrument:

•	all obligations of Weyerhaeuser to pay the deferred purchase price of property, excluding trade accounts payable arising in the ordinary course of business;

•	all obligations of Weyerhaeuser for the payment of money under a capitalized lease obligation or a synthetic lease obligation;

•

all obligations of Weyerhaeuser for the payment of money under any financial agreement designed to manage Weyerhaeuser’s exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including, without limitation, swap agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements;

•	all obligations of Weyerhaeuser for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar transaction;

•	all liability of others described in any of the preceding five bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability; and

•	any deferral, renewal, extension or refunding of any liability or obligation of the types referred to in any of the bullets above.

This means that any such liability or obligation or any such deferral, renewal, extension or refunding will be considered to be Senior Debt unless the instrument creating or evidencing it, or pursuant to which it is outstanding, expressly provides that such liability or obligation is not senior or prior in right of payment to the Junior Subordinated Debt Securities or ranks pari passu with or subordinate to the Junior Subordinated Debt Securities in right of payment. However, the following will not constitute Senior Debt:

•	the Junior Subordinated Debt Securities or any obligations or liabilities of Weyerhaeuser thereunder or under the Junior Subordinated Indenture;

•	any liability for federal, state, local or other taxes owed by Weyerhaeuser;

•	any amounts owed by Weyerhaeuser to its officers or employees or for services rendered to Weyerhaeuser,

•	capital stock of Weyerhaeuser; and

•	any liability or obligation of others described in any of the preceding four bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability.

Conversion Rights

The terms on which Debt Securities of any series are convertible into or exchangeable for common shares or other securities of Weyerhaeuser will be described in the prospectus supplement relating to the Debt Securities. The prospectus supplement will describe whether conversion or exchange is mandatory, at the option of the holder or at the option of Weyerhaeuser, and may describe circumstances under which the number of common shares or other securities of Weyerhaeuser to be received by the holders of Debt Securities would be subject to adjustment.

Events of Default

An Event of Default will occur under the applicable Indenture with respect to any series of Debt Securities issued under that Indenture if:

•

Weyerhaeuser fails to pay when due any installment of interest on any of the Debt Securities of that series and that default continues for 30 days (in the case of the Subordinated Indenture or the Junior Subordinated Indenture, whether or not such payment is prohibited by subordination provisions);

•

Weyerhaeuser fails to pay when due all or any part of the principal of and any premium on any of the Debt Securities of that series, whether at maturity, upon redemption, upon acceleration or otherwise (in the case of the Subordinated Indenture or the Junior Subordinated Indenture, whether or not such payment is prohibited by subordination provisions);

•

Weyerhaeuser fails to deposit any sinking fund payment when due on any of the Debt Securities of that series (in the case of the Subordinated Indenture or the Junior Subordinated Indenture, whether or not such payment is prohibited by subordination provisions);

•

Weyerhaeuser defaults in the performance of, or breaches, any other covenant or warranty in respect of the Debt Securities of that series and that default or breach continues for 90 days after written notice by the trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of all series issued under that Indenture affected by that default or breach; or

•	specified events of bankruptcy, insolvency or reorganization with respect to Weyerhaeuser have occurred and are continuing.

The trustee and holders of the Debt Securities have certain acceleration rights if an Event of Default has occurred and is continuing because Weyerhaeuser has failed to pay the principal of, or any premium, interest or sinking fund payment on, any series of Debt Securities issued under any Indenture or Weyerhaeuser has breached any other covenant or warranty applicable to fewer than all the series of outstanding Debt Securities issued under that Indenture. Either the trustee or the holders of 25% in principal amount of the outstanding Debt Securities of such series, each such series voting as a separate class, may declare the principal of and accrued interest on all the Debt Securities of such series to be due and payable immediately. The trustee and holders of the Debt Securities also have certain acceleration rights if an Event of Default has occurred and is continuing because Weyerhaeuser defaulted in the performance of any other covenant or agreement in an Indenture applicable to all outstanding Debt Securities under such Indenture or because specified events have occurred and are continuing relating to Weyerhaeuser’s bankruptcy, insolvency or reorganization. Either the trustee or the holders of 25% in principal amount of all outstanding Debt Securities under such Indenture, treated as one class, may declare the principal of and accrued interest on all such outstanding Debt Securities to be due and payable immediately.

The holders of a majority in principal amount of the outstanding Debt Securities of such series (or of all series issued under such Indenture) may waive all defaults with respect to such affected Debt Securities and rescind a declaration of acceleration of payment. For the waiver to be effective, Weyerhaeuser would be required to pay or deposit with the applicable trustee prior to the entry of an acceleration judgment or decree, a sum sufficient to pay:

•	any principal amounts due before the acceleration and

•	all matured installments of interest on the outstanding Debt Securities of such series (or of all the outstanding Debt Securities under such Indenture), as well as

•	any other expenses specified in such Indenture.

Prior to the entry of an acceleration judgment or decree, Weyerhaeuser also would be required to cure or remedy all other Events of Default as provided under such Indenture or have received a waiver of the Event of Default as permitted by such Indenture. In addition, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series (or of all series outstanding under such Indenture) may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of affected Debt Securities, except for a default:

•	in payment of principal of, or any premium or interest on, such Debt Securities and

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each Debt Security affected.

The holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on such trustee However, the direction must comply with law and the provisions of applicable Indenture and is subject to exceptions provided in such Indenture. Before proceeding to exercise any right or power under any Indenture at the direction of a holder or holders, the applicable trustee is entitled to receive from that holder or holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with that direction.

Weyerhaeuser is required to furnish to each trustee annually a statement of two of its officers that they do not know of any default by Weyerhaeuser in the performance of the terms of the applicable Indenture. If they know that Weyerhaeuser is in default, they must specify the default.

Each Indenture requires the trustee to give to all holders of outstanding Debt Securities of any series outstanding under that Indenture notice of any default by Weyerhaeuser with respect to that series, unless that default has been cured or waived. However, the trustee is entitled to withhold that notice in the event that the board of directors, the executive committee or a trust committee of directors, trustees or specified officers of the trustee determines in good faith that withholding that notice is in the interest of the holders of the outstanding Debt Securities of that series. This exception to the requirement that the trustee give notice of a default to all holders of the outstanding Debt Securities of any series if the default is caused by Weyerhaeuser’s failure to pay the principal of, or any premium or interest on, any outstanding Debt Securities of that series.

Defeasance and Discharge

The following defeasance provision will apply to the Debt Securities of each series unless the applicable prospectus supplement provides otherwise.

Each Indenture provides that, unless the terms of any series of Debt Securities issued under that Indenture provide otherwise, Weyerhaeuser will be discharged under certain circumstances from its obligations in respect of that Indenture and the outstanding Debt Securities of that series. In the case of the Senior Indenture, this includes Weyerhaeuser’s obligation to comply with the provisions referred to above under “Certain Covenants with Respect to Senior Debt Securities,” if applicable. However Weyerhaeuser may not be excused from certain specified obligations of the applicable Indenture, such as the obligations to:

•	pay holders of Debt Securities of that series payments of principal and interest on the original stated due dates (but not upon acceleration) and

•	register the transfer of or exchange outstanding Debt Securities of that series and

•	replace stolen, lost or mutilated certificates.

To be discharged from its obligations with respect to the outstanding Debt Securities of any series, Weyerhaeuser must, among other things:

•

irrevocably deposit in trust sufficient cash, or U.S. Government Obligations, as defined in the applicable Indenture, that will repay sufficient cash to pay when due the principal of, and any premium and interest on, and any mandatory sinking fund payments in respect of the outstanding Debt Securities of the applicable series; and

•

deliver to the applicable trustee an officers’ certificate or an opinion of counsel that Weyerhaeuser has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that the discharge will not be a taxable event with respect to holders of the outstanding Debt Securities of that series.

Each Indenture also provides that if all of the Debt Securities of any series issued under that Indenture will be due and payable within one year, or may be called for redemption within one year, the Indenture will cease to be of further effect with respect to the Debt Securities of that series if Weyerhaeuser has irrevocably deposited in trust sufficient cash, or U.S. Government Obligations that will repay sufficient cash to pay upon maturity or redemption all Debt Securities of that series., However Weyerhaeuser may not be excused from certain specified obligations of that Indenture, such as the obligations to:

•	pay the Holders of Debt Securities of that series principal and interest on the original stated due dates (but not upon acceleration) and

•	register the transfer of and exchange outstanding Debt Securities of that series and

•	replace stolen, lost or mutilated certificates.

Modification of the Indentures

Each Indenture provides that Weyerhaeuser and the applicable trustee may enter into supplemental indentures without the consent of the holders of any Debt Securities to, among other things:

•	secure the Debt Securities of one or more series issued under that Indenture;

•	evidence the assumption by a successor person of Weyerhaeuser’s obligations under the Indenture and the Debt Securities issued under that Indenture;

•	add covenants for the protection of the holders of Debt Securities issued under that Indenture;

•

cure any ambiguity or correct or supplement any defect or inconsistency in the Indentures or to make other changes the Board of Directors deems necessary or desirable, so long as none of those actions adversely affects the interests of the holders of Debt Securities issued under that Indenture;

•	establish the form or terms of the Debt Securities of any series issued under that Indenture; and

•	evidence the acceptance of the appointment by a successor trustee.

Each Indenture also permits Weyerhaeuser and the applicable trustee to enter into supplemental indentures, if they obtain the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of all series issued under that Indenture that are affected. The holders would vote as one class. Such a supplemental indenture could add provisions to, or change or eliminate any of the provisions of, that Indenture or modify the rights of the holders of the Debt Securities of each series issued under that Indenture so affected. However, Weyerhaeuser may not, without the consent of the holder of each outstanding Debt Security issued under that Indenture so affected:

•	extend the final maturity of any such Debt Security;

•	reduce the principal amount of any such Debt Security;

•	reduce the rate or extend the time of payment of interest on any such Debt Security;

•	reduce any amount payable on redemption of any such Debt Security;

•	impair the right of any holder of any such Debt Securities to institute suit for the payment of any such Debt Security;

•

adversely change the right to convert or exchange any of the Debt Securities issued under that Indenture, including decreasing the conversion or exchange rate or increasing the conversion or exchange price of, any such Debt Security;

•	in the case of the Subordinated Indenture, modify the subordination provisions or the definition of Senior Indebtedness in a manner adverse to the holders of the Subordinated Debt Securities;

•	in the case of the Junior Subordinated Indenture, modify the subordination provisions of the definition of Senior Debt in a manner adverse to the holders of the Junior Subordinated Debt Securities; or

•	reduce the percentage in principal amount of Debt Securities of any such series the consent of the holders of which is required for any supplemental indenture described in this paragraph.

Consolidation, Merger, Conveyance or Transfer

Weyerhaeuser may take certain actions without the consent of the trustee or the holders of Debt Securities. Weyerhaeuser may consolidate or merge with, or convey, sell or lease all or substantially all of its assets to, any other entity. However, Weyerhaeuser may take these actions only if any successor is an entity organized under the laws of the United States of America or any State and the successor expressly assumes all obligations of Weyerhaeuser under the Debt Securities. Certain other conditions also must be met. Following a sale or other conveyance, except by lease, of all or substantially all of Weyerhaeuser’s assets, Weyerhaeuser will be relieved of all obligations under the Indentures and the Debt Securities.

Applicable Law

The Debt Securities and the Indentures will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

JPMorgan Chase Bank is the trustee under the Senior Indenture. In the ordinary course of business, the trustee and its affiliates have provided and may in the future continue to provide investment banking, commercial banking and other financial services to us and our subsidiaries for which they have received and will receive compensation. The trustee under the Subordinated Indenture and the Junior Subordinated Indenture will be specified in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of Weyerhaeuser Company consists of:

•	400,000,000 common shares having a par value of $1.25 per share (the “Common Shares”);

•	7,000,000 preferred shares having a par value of $1.00 per share, issuable in series (the “Preferred Shares”); and

•	40,000,000 preference shares having a par value of $1.00 per share, issuable in series (the “Preference Shares”).

At December 31, 2008, there were outstanding:

•	211,289,320 Common Shares,

•	employee stock options to purchase an aggregate of approximately 10,493,000 Common Shares,

•	restricted stock units issuable into a maximum of 673,000 Common Shares,

•	performance share units issuable into a maximum of 227,000 Common Shares,

•	no Preferred Shares and

•	no Preference Shares.

Anti-Takeover Effect of Charter and Bylaw Provisions and Washington Law

Our Restated Articles of Incorporation and Bylaws and Washington law contain provisions that could delay, deter or prevent a change in control of Weyerhaeuser. These provisions include:

•	the classification of our Board of Directors into three classes serving staggered three-year terms, so that no more than approximately one-third of our directors can be replaced at any annual meeting;

•

the ability of our Board of Directors, without shareholder approval, to cause the issuance of Preferred Shares and Preference Shares with rights and privileges established by the Board of Directors; and

•

a provision requiring the affirmative vote of the holders of at least 80% of the votes entitled to be cast generally in the election of our directors to approve certain transactions with any “interested shareholder” (as defined) unless that transaction is approved by a majority of our “continuing directors” (as defined).

In addition, Washington law provides that if a person or person (an “acquiring person”) beneficially acquires 10 percent or more of the outstanding voting shares of a target Washington corporation, such as Weyerhaeuser, the target corporation may not enter into a “significant business transaction” for a period of five years following the acquisition of such shares by the acquiring person. These prohibited business transactions also include similar transactions with affiliates or associates of the acquiring person. However, the restriction does not apply if the acquisition of such shares or the “significant business transaction” is approved by a majority of the members of the board of directors of the target corporation prior to the acquisition of such shares by such acquiring person.

“Significant business transaction” is defined under Washington law to include:

•	a merger, share exchange or consolidation of a target corporation with the acquiring person;

•

a sale, lease, exchange, mortgage, pledge, transfer, or other disposition or encumbrance, whether in one transaction or a series of transactions, to or with such acquiring person of assets having an aggregate market value equal to five percent or more of (i) the aggregate market value of all the assets of a target corporation on a consolidated basis, (ii) the aggregate market value of all outstanding shares of a target corporation on a consolidated basis, or (iii) the earning power or net income of a targeted corporation on a consolidated basis;

•

the termination of five percent or more of the employees of a target corporation or its subsidiaries employed in the State of Washington, whether at one time or over a period of five years as a result of the acquiring person’s acquisition of 10 percent or more of the shares of such target corporation;

•

the issuance or transfer to an acquiring person, whether in one transaction or a series of transactions, of shares, options, warrants or rights to acquire shares of a target corporation or one of its subsidiaries, unless the issuance is pursuant to the exercise of warrants or rights to purchase shares offered, or a dividend or distribution made pro rata to, all shareholders or all holders of such options, warrants, or rights;

•

the redemption by a target corporation or one of its subsidiaries from an acquiring person, whether in one transaction or a series of transactions, of shares, options, warrants or rights to acquire shares of a target corporation or one of its subsidiaries that are beneficially owned by an acquiring person, unless the redemption is pursuant to a redemption made pro rata to, all shareholders or holders of such options, warrants, or rights;

•	the liquidation or dissolution of a target corporation pursuant to an agreement with an acquiring person;

•

a reclassification of securities, including without limitation, any shares split, shares dividend, or other distribution of shares in respect of stock, or any reverse shares split or recapitalization of a target corporation, or a merger or consolidation of a target corporation with one of its subsidiaries pursuant to an agreement with an acquiring person that has the effect, directly or indirectly, of increasing the proportionate ownership by the acquiring person of outstanding shares of a class or series of voting shares or securities convertible into voting shares of such target corporation or its subsidiary; or

•

a receipt by an acquiring person of the direct or indirect benefit of loans, advances, guarantees, pledges, or other financial assistance or tax credits or other tax advantages provided by or through such target corporation, except proportionately as a shareholder of the target corporation.

Washington law further provides that except for transactions approved by a majority of the board of directors of a target corporation, a target corporation may not engage at any time in a merger, share exchange or consolidation with an acquiring person or its affiliate or associate, or liquidate or dissolve pursuant to an agreement with an acquiring person, unless either:

•

the aggregate consideration received by the shareholders of such target corporation is at least equal to the market value of such target corporation’s shares at certain defined points in time and the consideration is paid promptly in cash to the shareholders, or

•

the transaction is approved at a meeting of such target corporation’s shareholders, no earlier than five years after the acquisition of 10 percent or more of such target corporation’s voting stock by an acquiring person. This approval must be by the votes of a majority of shareholders entitled to be counted within each voting group of shareholders entitled to vote separately on the transaction. However, the shares owned by the acquiring person may not be voted.

Transactions that do not comply with the above-described requirements are void under Washington law.

These provisions of Washington law and of our restated Articles of Incorporation and Bylaws may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices for our capital stock and also could limit the price investors are willing to pay for shares of our capital stock.

DESCRIPTION OF PREFERRED SHARES

The following is a description of certain general terms and provisions of our Preferred Shares. This description does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the provisions of our Restated Articles of Incorporation and the articles of amendment of such Restated Articles of Incorporation relating to the applicable series of Preferred Shares (the “Articles of Amendment”). These documents have been or will be filed or incorporated by reference as:

•	exhibits to the registration statement of which this prospectus is a part or

•	exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus at or prior to the time issuance of such series of Preferred Shares.

You may obtain copies of those exhibits as described below under the heading “Where You Can Find More Information.”

The following description provides some general terms and provisions of the Preferred Shares to which any prospectus supplement may relate. Other specific terms of such Preferred Shares will be described in the applicable prospectus supplement. To the extent that any particular terms of the Preferred Shares described in the prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus will be deemed to have been superseded by the terms described in that prospectus supplement.

General

Our Restated Articles of Incorporation authorizes the issuance of 7,000,000 shares of Preferred Shares having a par value of $1.00 per share. Our Board of Directors has the authority, without action by our shareholders, to approve the issuance of Preferred Shares from time to time in one or more series. Our Restated Articles of Incorporation provide that all Preferred Shares will be identical, except as to the following rights and preferences which may be established by our Board of Directors:

•	voting rights;

•	dividend rate;

•	terms and conditions of redemption;

•

the amount payable in the event of voluntary or involuntary liquidation, provided that the aggregate amount so payable with respect to all series of Preferred Shares may not exceed $350 million in the aggregate;

•	sinking fund provisions; and

•	terms and conditions of conversion.

Our Board of Directors, without shareholder approval, could authorize the issuance of Preferred Shares with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Shares or other series of Preferred Shares or that could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. All Preferred Shares will rank senior to Common Shares and Preference Shares with respect to accrued dividends and assets available upon our liquidation. There are currently no Preferred Shares outstanding.

The prospectus supplement relating to the Preferred Shares of any series will describe their specific terms, including, where applicable:

•	the specific designation and number of shares of such series;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, payment or sinking fund provisions;

•	any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rate or dates will be determined);

•	any voting rights;

•	the currency or units based on or relating to currencies in which such Preferred Shares are denominated and/or payment will or may be payable;

•	the methods by which amounts payable in respect of such Preferred Shares may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•	the place or places where dividends and other payments on such Preferred Shares will be payable; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

The holders of Preferred Shares will have no preemptive rights. If specified in the applicable prospectus supplement, the Preferred Shares of any series offered thereby may be convertible into or exchangeable for other securities of Weyerhaeuser. Preferred Shares offered by a prospectus supplement, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. All Preferred Shares will be of equal rank with each other with respect to the payment of dividends and the distribution of assets upon our liquidation, regardless of series.

Dividends

Holders of Preferred Shares of each series will be entitled to receive, when, and if declared by our Board of Directors out of funds legally available therefor, cumulative dividends at the rate, if any, determined by our Board of Directors for such series, and no more. Dividends, if any, on the Preferred Shares will accrue on a daily basis from the date our Board of Directors may fix for any series. If the prescribed dividends for each series of Preferred Shares have not been declared and paid or set apart for payment in full on all outstanding Preferred Shares for all past dividend periods and the current dividend period the following restrictions apply:

•	No dividends may be declared or paid for any class of shares whose dividends rank as subordinate to the Preferred Shares.

•	No funds may be set aside for the redemption of Preferred Shares of any series (including any sinking fund payment for the Preferred Shares).

•

No funds may be set aside for the purchase, redemption (including any sinking fund payment) or other acquisition for value of any class or series of shares whose dividends or assets rank on a parity with or subordinate to any such series of Preferred Shares.

•	Accrued and unpaid dividends on the Preferred Shares will not bear interest.

Liquidation

In the event of voluntary or involuntary liquidation of Weyerhaeuser, the holders of Preferred Shares have certain rights that are superior to holders of other classes of shares ranking (as to assets) subordinate to the Preferred Shares. Before any distribution of assets may be made to the holders of any subordinate class of shares, the holders of the Preferred Shares of each series will be entitled to receive out of the assets of Weyerhaeuser available for distribution the sum of the liquidation preference for such series and an amount equal to any accrued and unpaid dividends. If the assets of Weyerhaeuser available for distribution to its shareholders upon liquidation are not sufficient to permit full payment to the Preferred shareholders of these amounts, then those assets will be distributed ratably among such Preferred shareholders in proportion to the amounts they are owed. After payment in full of these amounts , the holders of Preferred Shares will be not be entitled to any further distribution of Weyerhaeuser assets. The following actions will not be deemed to be a voluntary or involuntary liquidation:

•	the consolidation or merger of Weyerhaeuser with or into any other corporation or corporations,

•	the sale or lease of all or substantially all of the assets of Weyerhaeuser or

•	the merger or consolidation of any other corporation into and with Weyerhaeuser.

Voting

The Preferred Shares of a series will not be entitled to vote, except as provided below or in the applicable prospectus supplement and as required by applicable law. Unless otherwise indicated in the prospectus supplement relating to a series of Preferred Shares, each series of Preferred Shares will be entitled to one vote (not as a class) on each matter submitted to a vote at a meeting of shareholders. As long as any Preferred Shares are outstanding, we may not, without the affirmative vote of the holders of at least two-thirds of the outstanding Preferred Shares, amend our Restated Articles of Incorporation for the purpose of, or take any other action to:

•	increase the aggregate number of Preferred Shares or shares of any other class ranking as to dividends or assets on a parity or prior to the Preferred Shares;

•	change the designations, preferences, limitations, voting or other relative rights of the Preferred Shares or of any outstanding series of Preferred Shares;

•	effect an exchange, reclassification or cancellation of all or part of the Preferred Shares;

•	change the Preferred Shares into the same or different number of shares, with or without par value of the same or any other class; or

•	cancel or otherwise affect dividends on the Preferred Shares of any series that have accrued, but have not been declared.

Whenever the Company has failed to pay dividends on the Preferred Shares equal to at least six quarterly dividends, whether or not consecutively, then the holders of Preferred Shares, voting as a class, will be entitled to elect two additional directors to our Board of Directors beyond the number specified in the Bylaws to be elected by all shareholders and beyond the number that may be elected by the holders of the Preference Shares.

At any time when the holders of the Preferred Shares become entitled to elect additional directors as provided in the preceding paragraph, the maximum number of members of our Board of Directors automatically will be increased by two directors and the vacancies so created must be filled only by the vote of holders of Preferred Shares. Those voting rights may be exercised initially either at a special meeting of the holders of the Preferred Shares or at any annual meeting of shareholders at which directors will be elected, and then at such annual meetings. If the office of any directors elected pursuant to the special voting rights of the Preferred Shares becomes vacant, the remaining director elected pursuant to the special voting rights of Preferred Shares will choose a successor, to hold office for the unexpired term of the predecessor. The special voting rights of Preferred Shares will continue until all arrears in payment of quarterly dividends on the Preferred Shares have been paid and dividends on Preferred Shares for the then current quarter have declared and paid or set apart for payment. When the special voting rights of the Preferred Shares terminate, the term of office of the directors elected by the Preferred Shares also will terminate immediately and the maximum authorized number of members of our Board of Directors automatically will be reduced accordingly.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any series of Preferred Shares will be specified in the applicable prospectus supplement.

DESCRIPTION OF PREFERENCE SHARES

The following is a description of certain general terms and provisions of our Preference Shares. This description does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the provisions of our Restated Articles of Incorporation and the articles of amendment of such Restated Articles of Incorporation relating to the applicable series of Preference Shares (the “Articles of Amendment”). These have been or will be filed or incorporated by references as:

•	exhibits to the registration statement of which this prospectus is a part or

•	exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus before such series of Preference Shares are issued.

You may obtain copies of those exhibits as described below under the heading “Where You Can Find More Information.”

The following description provides some general terms and provisions of the Preference Shares to which any prospectus supplement may relate. Other specific terms of such Preference Shares will be described in the applicable prospectus supplement. To the extent that any particular terms of the Preference Shares described in the prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus will be deemed to have been superseded by the terms described in that prospectus supplement.

General

Our Restated Articles of Incorporation authorizes the issuance of 40,000,000 Preference Shares having a par value of $1.00 per share. The Preference Shares offered hereby will be issued in one or more series. All Preference Shares will be identical, except as to the following rights and preferences which may be established by our Board of Directors without further action by our shareholders:

•	voting rights,

•	dividend rate,

•	terms and conditions of redemption,

•	amount payable upon liquidation,

•	sinking fund provisions and

•	terms and conditions of conversion.

Our Board of Directors, without shareholder approval, could authorize the issuance of Preference Shares with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Shares or other series of Preferred Shares or Preference Shares The issuance of Preference Shares also could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. All Preference Shares rank senior to Common Shares, but subordinate to the Preferred Shares with respect to accrued dividends and assets available upon liquidation. There are currently no Preference Shares outstanding.

The prospectus supplement relating to the Preference Shares of any series will describe their specific terms, including, where applicable:

•	the specific designation, number of shares and purchase price;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, payment or sinking fund provisions;

•	any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rate or dates will be determined);

•	any voting rights;

•	the currency or units based on or relating to currencies in which such Preference Shares are denominated and/or payment will or may be payable;

•	the methods by which amounts payable in respect of such Preferred Shares may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•	the place or places where dividends and other payments on the Preferred Shares will be payable; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

The holders of Preference Shares will have no preemptive rights. Preference Shares offered by a prospectus supplement, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Neither the par value nor the liquidation preference is indicative of the price at which the Preference Shares will actually trade on or after the date of issuance. All Preference Shares will be of equal rank with each other, regardless of series.

Dividends

Holders of Preference Shares of each series will be entitled to receive, when and as declared by our Board of Directors out of funds legally available therefor, cumulative dividends at the rate determined by our Board of Directors for such series, and no more. Dividends on the Preference Shares will accrue on a daily basis from the date our Board of Directors may fix for any series. If the prescribed dividends for each series of Preference Shares have not been declared and paid or set apart for payment in full on all outstanding Preference Shares for all past dividend periods and the current dividend period, the following restrictions apply:

•	No dividends may be declared or paid on any class of shares whose dividends rank as subordinate to the Preference Shares.

•	No funds may be set aside for the redemption of Preference Shares of any series (including any sinking fund payment for the Preference Shares).

•

No funds may be set aside for the purchase, redemption (including any sinking fund payment) or other acquisition for value of any class or series of shares whose dividends or assets rank on a parity with or subordinate to any such series of Preference Shares.

•	Accrued and unpaid dividends on the Preference Shares will not bear interest.

Liquidation

In the event of voluntary or involuntary liquidation of Weyerhaeuser, the holders of Preferred Shares have certain rights that are superior to other classes of shares ranking (as to assets) subordinate to the Preferred Shares. Before any distribution of assets may be made to the holders of any subordinate class of shares, the holders of the

Preference Shares of each series will be entitled to receive out of the assets of Weyerhaeuser available for distribution the sum of the liquidation preference for such series and the amount per share equal to any accrued and unpaid dividends. But the holders of the Preference Shares will not be entitled to receive the liquidation amount of such shares until the liquidation amount of all Preferred Shares at the time outstanding has been paid in full. After payment in full to the Preferred shareholders, if the assets Weyerhaeuser remaining available for distribution to its shareholders upon liquidation are not sufficient to permit full payment to the Preference shareholders of the amounts to which they are entitled , then those assets will be distributed ratably among the Preference shareholders in portion to the amounts they are owed. After payment in full of these amounts the Preference shareholders will not be entitled to any further participation in any distribution of Weyerhaeuser assets. The following actions will not be deemed to be a voluntary or involuntary liquidation:

•	the consolidation nor merger of Weyerhaeuser with or into any other corporation or corporations,

•	the sale or lease of all or substantially all of the assets of Weyerhaeuser or

•	the merger or consolidation of any other corporation into and with Weyerhaeuser.

Voting

The Preference Shares of a series will not be entitled to vote, except as provided below or in the applicable prospectus supplement and as required by applicable law. However, we may not, without the affirmative vote of the holders of at least two-thirds of the shares of such affected series, amend our Restated Articles of Incorporation for the purpose of, or take any other action to:

•	increase the aggregate number of Preferred Shares or Preference Shares or shares of any other class ranking as to dividends or assets on a parity or prior to the Preference Shares;

•	change the designations, preferences, limitations, voting or other relative rights of the Preference Shares or of any outstanding series of Preference Shares;

•	effect an exchange, reclassification or cancellation of all or part of the Preference Shares;

•	change the Preference Shares into the same or different number of shares, with or without par value, of the same or any other class; or

•	cancel or otherwise affect dividends on the Preference Shares of any series which have accrued but have not been declared.

Whenever the Company has failed to pay dividends on the Preference Shares equal to six quarterly dividend periods, then the holders of Preference Shares, voting as a class, will be exclusively entitled to elect two additional directors to our Board of Directors beyond the number specified in the Bylaws to be elected by all shareholders and beyond the number that may be elected by the holders of the Preferred Shares.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any series of Preference Shares will be specified in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

Weyerhaeuser may offer depositary shares (“Depositary Shares”) representing fractional interests in the Preferred Shares or Preference Shares of any series. If Weyerhaeuser issues any Depositary Shares, Weyerhaeuser will enter into a deposit agreement (“Deposit Agreement”) with a bank or trust company, as depositary (with respect to such Deposit Agreement, the “Depositary”). The Depositary will be named in the applicable prospectus supplement. Depositary Shares will be evidenced by depositary receipts (“Depositary Receipts”) issued pursuant to the related Deposit Agreement.

We provide a summary below of selected provisions of the Deposit Agreement, the Depositary Shares and Depositary Receipts relating to any series Preferred Shares or Preference Shares. This summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of such Deposit Agreement and the related Depositary Receipts. Forms of the Deposit Agreement and the Depositary Receipts have been or will be filed or incorporated by references as exhibit to registration statement of which this prospectus is part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies of those exhibits as described below under the heading “Where You Can Find More Information.”

The following summary provides some general terms of the Deposit Agreement, Depositary Shares and Depositary Receipt to which any prospectus supplement may relate. Other specific terms of such Deposit Agreement, Depositary Shares and Depositary Receipts will be described in the applicable prospectus supplement. To the extent that any particular terms of the Deposit Agreement, Depositary Shares or Depositary Receipts described in the prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus will be deemed to have been superseded by the terms described in that prospectus supplement.

General

We may, at our option, elect to offer fractional shares of Preferred Shares or Preference Shares, rather than full shares of Preferred Shares or Preference Shares. In the event we choose to do so, we will cause the applicable Depositary to issue Depositary Receipts evidencing the related Depositary Shares. Each Depositary Receipt will represent a fractional interest, to be set forth in the applicable prospectus supplement, of a share of a particular series of Preferred Shares or Preference Shares as described below.

The shares of any series of Preferred Shares or Preference Shares represented by Depositary Shares will be deposited under a separate Deposit Agreement between Weyerhaeuser and the applicable Depositary. Any Depositary we select must be a bank or trust company with its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the Deposit Agreement, each holder of a Depositary Receipt will be entitled to a proportionate share of the rights and preferences of the Preferred Shares or Preference Shares applicable to the fraction of a share of Preferred Shares or Preference Shares represented by the related Depositary Share. These rights may include dividend, redemption, voting, conversion and liquidation rights, although these rights may be affected in certain circumstances as discussed below.

Depositary Shares may be issued in respect of Preferred Shares or Preference Shares of any series. Immediately following any issuance of such Preferred Shares or Preference Shares, Weyerhaeuser will deposit such Preferred Shares or Preference Shares with the relevant Depositary. The Depositary will issue the related Depositary Receipts on behalf of Weyerhaeuser.

The applicable prospectus supplement relating to the Depositary Shares will describe their specific terms, including, where applicable:

•	the terms of the series of Preferred Shares or Preference Shares deposited by Weyerhaeuser under the related Deposit Agreement,

•	the number of such Depositary Shares and the fraction of one share of such Preferred Shares or Preference Shares represented by one such Depositary Share,

•	whether such Depositary Shares will be listed on any securities exchange and

•	any other specific terms of such Depositary Shares and the related Deposit Agreement.

Depositary Receipts may be surrendered for transfer or exchange at any office or agency of the relevant Depositary maintained for that purpose, subject to the terms of the related Deposit Agreement. Unless otherwise specified in the applicable prospectus supplement, Depositary Receipts will be issued in denominations evidencing any whole number of Depositary Shares. No service charge will be made for any permitted transfer or exchange of Depositary Receipts, but Weyerhaeuser or the Depositary may require payment of any tax or other governmental charge payable in connection with a transfer or exchange.

Before the preparation of definitive Depositary Receipts, Weyerhaeuser may give the Depositary written instructions to execute and deliver temporary Depositary Receipts. These would be substantially identical to definitive Depositary Receipts, and would entitle their holders to all the rights pertaining to definitive Depositary Receipts. Depositary Receipts will then be prepared without unreasonable delay, and the temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at our expense.

Dividends and other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Shares or Preference Shares to the record holders of Depositary Receipts relating to such Preferred Shares or Preference Shares. To the extent possible, the distribution would be in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. However, the Depositary will not distribute dividends that would equal a fraction of one cent. If holders of Depositary Receipts would be entitled to receive a fraction of one cent, the amount not distributed will be added to later amounts received by the Depositary for distribution to record holders of those Depositary Receipts.

In the event of a distribution other than in cash, the Depositary will attempt to distribute property received by it to the record holders of Depositary Receipts in proportion to the number of Depositary Shares owned by such holders on the relevant record date. However, the Depositary may determine that it is not feasible to make such a distribution. It may then, with our approval, adopt the method that the Depositary deems equitable and practicable to effect the distribution. This method may include the sale (public or private) of such property and the distribution of the net proceeds from the sale to holders of the Depositary Receipts.

The Deposit Agreement also may contain provisions relating to the manner in which any subscription or similar rights offering offered by Weyerhaeuser to holders of the related series of Preferred Shares or Preference Shares will be made available to holders of Depositary Receipts.

The amount distributed in any of these cases will be reduced by any amount required to be withheld by Weyerhaeuser or the Depositary on account of taxes.

Redemption and Repurchase of Preferred Shares or Preference Shares

If a redeemable series of Preferred Shares or Preference Shares represented by Depositary Shares is called for redemption, the Depositary Shares will be redeemed using the proceeds received by the Depositary from the redemption of any shares of such series of Preferred Shares or Preference Shares held by the Depositary. Proceeds received by the Depositary may be in the form of cash or in property per share. The Depositary Shares will be redeemed at a price per Depositary Share equal to the applicable fraction of the redemption proceeds per share payable for the shares of Preferred Shares or Preference Shares so redeemed. Whenever we redeem shares of Preferred Shares or Preference Shares held by the Depositary and pay the Depositary in full for the redeemed shares, the Depositary will redeem as of the same date the number of Depositary Shares representing shares of Preferred Shares or Preference Shares so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary will select the Depositary Shares to be redeemed. The Depositary will select the shares by lot or pro rata or by any other equitable method it chooses. If only part of the Depositary Shares evidenced by a Depositary Receipt are to be redeemed, a new Depositary Receipt will be issued for any Depositary Shares that are not redeemed.

After the redemption date, the Depositary Shares called for redemption will no longer be deemed to be outstanding. All rights of the holders of the related Depositary Receipts with respect to the Depositary Shares called for redemption will cease, except the right to receive the redemption amount payable upon surrender of Depositary Receipts to the Depositary.

Depositary Shares, as such, are not subject to repurchase by us at the option of the holders. However, the Preferred Shares or Preference Shares represented by Depositary Shares may be subject to repurchase at the option of the holders. In that case, the related Depositary receipts may be surrendered by their holders to the Depositary with written instructions to the Depositary to instruct us to repurchase the Preferred Shares or Preference Shares represented by the Depositary Shares evidenced by such Depositary Receipts. Such repurchase would be at the repurchase price specified in the related prospectus supplement. If we receive such instructions and have funds legally available for repurchase, we will repurchase the requisite whole number of shares of such Preferred Shares or Preference Shares from the Depositary. The Depositary in turn will repurchase the related Depositary Receipts. Holders will only be entitled to request the repurchase of Depositary Shares representing one or more whole shares of the related Preferred Shares or Preference Shares. The repurchase price per Depositary Share will be equal to the repurchase amounts per share payable with respect to the Preferred Shares or Preference Shares multiplied by the fraction of a share of Preferred Share or Preference Share represented by one Depositary Share. If only part of the Depositary Shares evidenced by a Depositary Receipt are to be repurchased, one or more new Depositary Receipts will be issued for any Depositary Shares not repurchased.

Withdrawal of Preferred Shares or Preference Shares

Unless the related Depositary Shares have already been called for redemption, holders of Depositary Receipts may surrender their Depositary Receipts at the applicable office or agency of the Depositary and receive the number of whole shares of the related series of Preferred Shares or Preference Shares and any money or other property represented by such Depositary Receipts. Holders of Depositary Receipts making such withdrawals will be entitled to receive whole shares of Preferred Shares or Preference Shares on the basis described in the related prospectus supplement. These holders of whole shares of Preferred Shares or Preference Shares will no longer be entitled to deposit these Preferred Shares or Preference Shares under the Deposit Agreement or to receive Depositary Receipts in exchange. If a holder surrenders the Depositary Receipts that evidence more Depositary Shares than the number of whole shares of Preferred Shares or Preference Shares to be withdrawn, the Depositary will deliver a new Depositary Receipt evidencing such excess number of Depositary Shares, as well as the whole shares withdrawn.

Voting Deposited Preferred Shares and Preference Shares

If the Depositary receives notice of any meeting at which the holders of any series of deposited Preferred Shares or Preference Shares are entitled to vote, the Depositary will mail the information contained in the meeting notice to the record holders of the related Depositary Receipts. The record date for the holders of the Depositary Receipts will be the same date as the record date for the related series of Preferred Shares or Preference Shares. Each record holder of such Depositary Receipts on the record date will be entitled to instruct the Depositary how to vote the number of Preferred Shares or Preference Shares represented by the holder’s Depositary Shares. The Depositary will do all practicable to vote the number of Preferred Shares or Preference Shares represented by such Depositary Shares in accordance with such instructions. , We will agree to take all reasonable actions that the Depositary deems necessary to enable the Depositary to do so. The Depositary will abstain from voting any Preferred Shares or Preference Shares for which it does not receive specific voting instructions from the holders of the related Depositary Receipts.

Amendment and Termination of Deposit Agreement

Weyerhaeuser and the Depositary may amend the form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of the Depositary Receipts issued under any Deposit Agreement or the related Depositary Shares will not be effective unless the amendment has been approved by the holders of at least a majority of such Depositary Shares then outstanding. The rules of any securities exchange on which such Depositary Shares may be listed may require approval of a greater proportion. No such amendment may impair the right of any holder of Depositary Receipts to receive the related Preferred Shares or Preference Shares upon surrender of such Depositary Receipts as described above or as specified in the Deposit Agreement. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, and any transferee of such holder, who continues to hold such Depositary Receipt, or acquires the Depositary Receipts will be deemed, to consent and agree to such amendment and to be bound by the amended Deposit Agreement.

The Deposit Agreement automatically terminates if

•	all outstanding Depositary Shares issued thereunder have been redeemed; or

•	each share of Preferred Shares and Preference Shares deposited thereunder has been converted into or exchanged for other securities or has been withdrawn; or

•	there has been a final distribution in respect of the Preferred Shares or Preference Shares deposited thereunder in connection with any liquidation, dissolution or winding up of Weyerhaeuser; and

•	such distribution has been distributed to the holders of related Depositary Receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the relevant series of Preferred Shares or Preference Shares. We also will pay all fees and expenses incurred by the Depositary in connection with the performance of its duties under the Deposit Agreement. Holders of Depositary Receipts will pay all other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to us notice of its election to do so. We may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal. Any successor Depositary must be a bank or trust company with its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Depositary will forward to the holders of the applicable Depositary Receipts all reports and communications from us which are delivered to the Depositary with respect to the deposited Preferred Shares or Preference Shares.

Neither the Depositary nor Weyerhaeuser will be liable if either of them is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of Weyerhaeuser and the Depositary under the Deposit Agreement will be limited to performance of their duties thereunder in good faith and without gross negligence and willful misconduct. They will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Shares or Preference Shares unless satisfactory indemnity is furnished. They may rely on:

•	written advice of counsel or accountants,

•	information provided by holders of Depositary Receipts,

•	information provided by other person believed to be competent and

•	documents believed to be genuine.

DESCRIPTION OF COMMON SHARES

The following is a description of certain general terms and provisions of our Common Shares. The following summary is not complete. It is subject to, and is qualified in its entirety by reference to, the provisions of our Restated Articles of Incorporation and Bylaws. These documents have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies of those exhibits as described below under the heading “Where You Can Find More Information.”

General

Our Common Shares will be, when issued against full payment of the purchase price therefor, fully paid and nonassessable. Our Common Shares do not carry any preemptive rights enabling a holder to subscribe for or receive any additional securities that we may issue from time to time. The rights of holders of Common Shares will be subject to the rights of holders of any Preferred Shares and any Preference Shares that may be issued and outstanding from time to time. The rights of any Preferred Shares or Preference Shares may adversely affect the rights of holders of Common Shares. Our Board of Directors could authorize the issuance of Preferred Shares and Preference Shares without shareholder approval. The issued shares could have voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Shares. The issuance of these shares also could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. Our Board of Directors also could authorize the issuance of additional Common Shares from time to time without shareholder approval. No conversion rights, redemption rights or sinking fund provisions are applicable to our Common Shares.

Dividends

The holders of our Common Shares are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available for distribution. These dividends may be paid only out of funds remaining after full cumulative dividends upon all outstanding Preferred Shares and Preference Shares have been paid or set apart for payment for all past dividend periods and the then current dividend period.

Liquidation Rights

Upon any voluntary or involuntary liquidation of Weyerhaeuser, its assets must be used in the following order of priorities:

•	payment of or provision for all of our debts and liabilities,

•	payment of all sums to which the Preferred Shares or Preference Shares may be entitled and

•	distribution ratably to holders of our Common Shares the remaining assets of Weyerhaeuser.

Voting Rights

The holders of Common Shares currently possess exclusive voting rights on all matters submitted to our shareholders. Our Board of Directors may also specify voting rights with respect to Preferred Shares or Preference Shares that may be issued in the future. Each holder of Common Shares is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors, which means that the holders of a majority of the shares entitled to vote for the election of our directors can elect all of our directors then standing for election. Our Restated Articles of Incorporation provide that our Board of Directors must consist of not fewer than nine nor more than 13 directors. The exact number of Directors is fixed from time to time by resolution adopted by our Board of Directors. Our Restated Articles of Incorporation also provide that the directors must be divided into three classes, with each class to be as nearly equal in number as possible. Weyerhaeuser’s Board of Directors is currently comprised of 12 directors divided into three classes of four each. The directors of the class elected at each annual election hold office for a term of three years, with the term of each class expiring at successive annual meetings of stockholders.

DESCRIPTION OF WARRANTS

We may issue Warrants, including Warrants to purchase Debt Securities (“Debt Warrants”), as well as Warrants to purchase other securities. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. The Warrants are to be issued under warrant agreements (each a “Warrant Agreement”) to be entered into between Weyerhaeuser and a bank or trust company, as warrant agent (the “Warrant Agent”). All terms and conditions relating to any Warrants will be described in the prospectus supplement relating to the Warrants being offered.

The following is a description of certain general terms and provisions of the Warrants and the related Warrant Agreement to which any prospectus supplement may relate. This description is not complete. It is subject to, and is qualified in its entirety by reference to, the provisions of the applicable Warrant Agreement and the certificates evidencing such Warrants. Forms of the Warrant Agreement and the certificates evidencing the related Warrants have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies of those exhibits as described below under the heading “Where You Can Find More Information.”

The following describes general terms and provisions of the Warrants and the related Warrant Agreement to which any prospectus supplement may relate. Certain other specific terms of those Warrants and the related Warrant Agreement will be described in the applicable prospectus supplement. To the extent that any terms of the Warrants or the related Warrant Agreement described in a prospectus supplement differ from any of the terms described below, then such terms described below shall be deemed to have been superseded by that prospectus supplement.

Debt Warrants

The applicable prospectus supplement will describe the terms of Debt Warrants offered thereby, including the following:

•	the title of such Debt Warrants;

•	the aggregate number of such Debt Warrants;

•	the price or prices at which such Debt Warrants will be issued;

•	the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants;

•	the procedures and conditions relating to the exercise of such Debt Warrants;

•	the designation, aggregate principal amount and terms of any related Debt Securities with which such Debt Warrants are issued;

•	the number of such Debt Warrants issued with each such Debt Security, and the date, if any, on and after which such debt Warrants and the related Debt Securities will be separately transferable;

•

the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which such principal amount of Debt Securities may be purchased upon such exercise;

•	the date on which the right to exercise such Debt Warrants will commence, and the date on which such right will expire;

•	the maximum or minimum number, if any, of such Debt Warrants which may be exercised at any time;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

Other Warrants

We may issue Warrants to purchase securities other than Debt Securities. The applicable prospectus supplement will describe the terms of any such Warrants, including the following as applicable:

•	the title of such Warrants;

•	the securities for which such Warrants are exercisable, which may include Preferred Shares, Preference Shares or Common Shares;

•	the price or prices at which such Warrants will be issued;

•

the type and amount of securities purchasable upon exercise of such Warrants and, if applicable, the terms of such securities, and the procedures and conditions relating to the exercise of such warrants;

•	the currency or currencies, including composite currencies or currency units, in which the exercise price of such Warrants may be payable;

•

the amount of securities purchasable upon exercise of each such Warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which such securities may be purchased upon such exercise;

•	the date on which the right to exercise such Warrants will commence, and the date on which such right will expire;

•	the maximum or minimum number, if any, of such Warrants which may be exercised at any time;

•

if applicable, the designation and terms of the securities with which such Warrants are issued, and the number of such Warrants issued with each such security and the date on and after which such Warrants and the securities will be separately transferable;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other terms of such Warrants and terms, procedures and limitations relating to the exercise of such Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the principal amount of Debt Securities or number of other securities at the exercise price described in the related prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date stated in the related prospectus supplement, unless otherwise specified. After the close of business on the expiration date, unexercised Warrants will become void.

Warrants may be exercised as set forth in the related prospectus supplement. The Warrant holder may exercise the Warrant by paying the exercise price and presenting the properly completed and duly executed Warrant certificate at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement. We will forward the securities purchasable upon such exercise as soon as practicable. If fewer than all of the Warrants represented by such certificate are exercised, a new certificate will be issued for the remaining Warrants.

No Rights as Holders of Securities

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities or other securities purchasable upon such exercise. Warrant holders also will not be entitled to receive any payments of any principal, interest, dividends or other distributions on the securities purchasable upon such exercise.

Transfer and Exchange

Warrants may be surrendered for transfer or exchange for new Warrants of authorized denominations at any office or agency of the relevant Warrant Agent maintained for that purpose. The exact terms and conditions of any exchange will be described in the related Warrant Agreement. No service charge will be made for any permitted transfer or exchange of Warrants, but Weyerhaeuser or the Warrant Agent may require payment of any tax or other governmental charge payable in connection therewith.

Denominations

Unless otherwise specified in the applicable prospectus supplement, Warrants will be issued in denominations evidencing any whole number of Warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue Stock Purchase Contracts, including contracts obligating or entitling holders to purchase from us, and us to sell to holders, a specified number of shares of Common Shares at a future date or dates. The consideration per Common Share may be fixed at the time the Stock Purchase Contracts are issued The consideration also may be determined by reference to a specific formula in the Stock Purchase Contracts. We may issue the Stock Purchase Contracts separately or as a part of Stock Purchase Units consisting of a Stock Purchase Contract and one or more shares of our:

•	Preferred Shares,

•	Preference Shares,

•	Debt Securities,

•	debt obligations of third parties (including U.S. Treasury securities),

•	any other security described in any applicable prospectus supplement or

•	any combination of the foregoing, which may secure the holders’ obligations to purchase the shares of Common Shares under the Stock Purchase Contracts.

The Stock Purchase Contracts may require us to make periodic payments to the holders of Stock Purchase Units or vice versa. These payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations in a specified manner. In certain circumstances, we may deliver newly issued prepaid Stock Purchase Contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing such holders’ obligations under the original Stock Purchase Contract. The applicable prospectus supplement will describe the specific terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, any prepaid securities. Each Stock Purchase Contract will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY ISSUANCE

The Debt Securities, Stock Purchase Contracts and Stock Purchase Units offered by any prospectus supplement may be issued in book-entry form. They would be represented by one or more global securities, which we sometimes refer to as “Global Securities.” Global Securities will be deposited with or on behalf of a depositary identified in the applicable prospectus supplement. They will be registered in the name of the depositary or its nominee. Unless and until it is exchanged for securities in definitive certificated form under the limited circumstances described below or in any other circumstances that may be described in the applicable prospectus supplement, a Global Security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

Unless otherwise specified in the applicable prospectus supplement, The Depositary Trust Company, or “DTC,” will act as depositary for any Global Securities. The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. We take no responsibility for these operations or procedures, and investors are urged to contact DTC directly to discuss these matters. DTC has advised us that DTC is:

•	a limited-purpose trust company organized under the laws of the State of New York,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of New York Uniform Commercial Code, as amended and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

DTC was created to hold securities for its participants (collectively, the “participants”) and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates DTC participants include securities brokers and dealers, which may include one or more of the underwriters, agents or dealers involved in the distribution of the applicable Securities, banks and trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, “indirect participants”) that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in Global Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

To facilitate subsequent transfers, all Global Securities deposited with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. DTC’s participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC or its nominee. If less than all of the applicable securities are being redeemed, DTC will determine the amount of the interest of each direct participant in the applicable securities to be redeemed in accordance with DTC’s procedures. In any case where a vote may be required with respect to the applicable securities, neither DTC nor Cede & Co. will give consents for or vote those securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consent or voting rights of Cede & Co. to those direct participants to whose accounts the applicable securities are credited on the record date identified in a listing attached to the omnibus proxy.

Payments on Global Securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below or under such other circumstances as may be described in the applicable prospectus supplement, purchasers of Debt Securities, Stock Purchase Contracts or Stock Purchase Units will not be entitled to have those securities registered in their names and will not receive physical delivery of those securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under securities and the applicable Indenture, Trust Agreement or other instrument or agreement pursuant to which those securities were issued.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in Global Securities.

DTC is under no obligation to provide its services as depositary for any securities and may discontinue providing its service at any time. Neither we nor the trustees or agents, as the case may be, for the applicable securities will have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC.

As noted above, beneficial owners of Debt Securities, Stock Purchase Contracts and Stock Purchase Units generally will not receive certificates representing their ownership interests in those securities. However, if:

•

the depositary for a Global Security notifies us that it is unwilling or unable to continue as depositary for that Global Security or the depositary for a Global Security ceases to be a clearing agency registered under the Securities Exchange Act and we do not appoint a successor depositary within 90 days after we receive that notice or become aware of the depositary’s ceasing to be so registered, as the case may be,

•	we in our sole discretion determine that the applicable securities will no longer be represented by Global Securities or

•	an event of default with respect to the applicable securities has occurred and is continuing,

we will issue and deliver definitive certificated securities in exchange for interests in the applicable Global Security. We anticipate that those definitive certificated securities will be registered in the name or names as the depositary instructs the trustee or agent, as the case may be, for those securities and that those instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the applicable Global Securities.

We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters, agents or dealers or directly to purchasers. Securities may be offered from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed,

•	market prices prevailing at the time of sale,

•	prices related to prevailing market prices or

•	at negotiated prices.

We may also, from time to time, authorize agents or dealers to offer and sell securities upon the terms and conditions stated in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may receive compensation from us in the form of discounts or commissions. They may also receive commissions from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers. Those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Unless otherwise indicated in a prospectus supplement:

•	an agent will be acting on a reasonable efforts basis and

•	a dealer will purchase securities as principal and may then resell those securities at varying prices to be determined by the dealer.

Any discounts or commissions paid by Weyerhaeuser to any underwriters or agents in connection with the offering of securities will be stated in the applicable prospectus supplement. Any discounts, concessions or commissions allowed by underwriters to participating dealers will also be stated in the applicable prospectus. Dealers and agents participating in the distribution of securities may be deemed to be underwriters. Any discounts and commissions received by them and any profit realized by them on resale of securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with Weyerhaeuser, to indemnification against and contribution toward specified liabilities. These liabilities may include liabilities under the Securities Act. Underwriters, dealers and agents also may be entitled to reimbursement by us for expenses.

Any underwriter named in the applicable prospectus supplement may act as sole or managing underwriter with respect to an offering of securities effected through underwriters. Only underwriters named in the prospectus supplement relating to an offering of securities are deemed to be underwriters in connection with the securities. If any underwriter is not named in the prospectus supplement it:

•	will not be a party to the underwriting agreement relating to those securities,

•	will not be purchasing any of those securities from us in connection with that offering and

•

will have no direct or indirect participation in the underwriting of those securities. However it may participate in the distribution of those securities under circumstances where it may be entitled to a dealer’s commission.

To facilitate the offering of the securities offered by any prospectus supplement, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of those securities. They also may take such actions for other securities that may be issued upon conversion, exchange or exercise of the securities or the prices of which may be used to determine payments on the securities. The underwriters may overallot in connection with the offering, creating a short position in the applicable securities for their own account. In addition, to cover overallotments or to stabilize the price of the applicable securities or of any such other securities, the underwriters may bid for, and purchase, those securities or any such other securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the applicable securities in the offering. The syndicate may reclaim selling concessions if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the applicable securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

We may solicit offers to purchase securities directly from, and we may sell securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price specified in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date stated in that prospectus supplement. Institutions with whom delayed delivery contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions. In all cases these institutions must be approved by us. A delayed delivery contract may be subject only to the following conditions:

•	the purchase by the applicable institution of the securities covered by that contract is not prohibited by the laws of the jurisdiction to which that institution is subject; and

•	if any of the applicable securities are being sold by underwriters, we have sold those securities to those underwriters.

A commission indicated in the applicable prospectus supplement will be paid to any underwriters or agents soliciting purchases of securities pursuant to delayed delivery contracts that are accepted by us.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street N.E., Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. You may obtain information on the operation of the SEC’s public reference rooms by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

You may request a copy of our filings, at no cost, by writing or calling us at the following address and telephone number:

Weyerhaeuser Company

33663 Weyerhaeuser Way South

Federal Way, Washington 98003

Attention: Vice President, Investor Relations

Telephone: (800) 561-4405

You should rely only on the information provided in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

We “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be an important part of this prospectus. The documents listed below that we have previously filed with the SEC are incorporated by reference:

•	Annual Report on Form 10- K for the year ended December 31, 2008;

•	Quarterly Report on Form 10- Q for the quarter ended March 31, 2009;

•	Current Reports on Form 8-K filed January 5, 2009, January 27, 2009, February 24, 2009, April 3, 2009 and April 21, 2009; and

•	Current Report on Form 8-K /A filed April 20, 2009.

Any filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus (other than information in such documents that is deemed not to be filed) also will be considered to be part of this prospectus and will update and supersede this information.

The information relating to us contained in this prospectus is not complete. It should be read together with the information contained in the documents incorporated and deemed to be incorporated by reference in this prospectus. It also should be read together with the information included in the applicable prospectus supplement.

The agreements included as exhibits to this registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about the registrant or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the registrant may be found elsewhere in this registration statement and Weyerhaeuser’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon by Jud Jackson, Esq., Senior Legal Counsel II of Weyerhaeuser Company. Mr. Jackson, in his capacity as set forth above, is paid a salary by Weyerhaeuser, participates in various employee benefit plans offered by Weyerhaeuser and holds options to acquire Weyerhaeuser Common Shares.

EXPERTS

The consolidated financial statements and schedule of Weyerhaeuser Company and subsidiaries as of December 31, 2008 and December 30, 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2008 consolidated financial statements refers to the Company’s adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 , in 2007.

$5,040,000,000

Weyerhaeuser Company

Common Shares

PROSPECTUS SUPPLEMENT